CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
5.500% Senior Notes due 2019	$300,000,000	$38,640(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195738

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Prospectus Supplement

(To Prospectus dated May 6, 2014)

$300,000,000

Radian Group Inc.

5.500% Senior Notes due 2019

Radian Group is offering $300,000,000 aggregate principal amount of its 5.500% Senior Notes due 2019. The notes will bear interest at a rate of 5.500% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2014. The notes will mature on June 1, 2019 unless earlier redeemed. We may redeem the notes at any time or from time to time, in whole or in part, at a redemption price as described in this prospectus supplement in the section entitled “Description of Notes—Optional Redemption.”

The notes will be Radian Group’s general unsecured, senior obligations and will rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated; senior in right of payment to Radian Group’s existing and future obligations that are expressly subordinated in right of payment to the notes; effectively subordinate to any of Radian Group’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of its subsidiaries.

Concurrently with this offering, Radian Group is offering 15,500,000 shares of its common stock (or 17,825,000 shares if the underwriters in that offering exercise in full their option to purchase additional shares) in an underwritten offering pursuant to a separate prospectus supplement.

The notes will not be listed on any securities exchange or automated dealer quotation system.

Investing in the notes involves a high degree of risk. You should carefully consider the discussion under “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	100.00%	$300,000,000
Underwriting discounts and commissions	1.75%	$5,250,000
Proceeds to Radian Group Inc. (before expenses) (1)	98.25%	$294,750,000

(1)	Plus accrued interest, if any, from, and including, May 13, 2014.

The underwriters expect to deliver the notes in book-entry form only, through the facilities of The Depository Trust Company on or about May 13, 2014.

Bookrunning Manager

Goldman, Sachs & Co.

Prospectus Supplement dated May 7, 2014

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to Radian Group Inc. and its subsidiaries. When we use the term “Radian Group” we are only referring to Radian Group Inc. and not its subsidiaries.

This document is comprised of two parts. The first part is the prospectus supplement, which describes the specific terms of this note offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated May 6, 2014, which provides more general information about the securities Radian Group may offer from time to time under the registration statement, some of which may not apply to the notes covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Information Incorporated by Reference” before you decide whether to invest in the notes.

In making an investment decision, you must rely on your own examination of the Company and the terms of this offering and the notes, including the merits and risks involved. We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the notes.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any free writing prospectus that Radian Group authorizes to be distributed to you. Radian Group has not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Radian Group is not and the underwriters are not making an offer to sell the notes or soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “SEC” a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Company and the notes offered hereby, you are referred to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including any exhibits and schedules, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of such documents may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Radian Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our website at www.radian.biz. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, contain statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

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changes in general economic and political conditions, including unemployment rates, changes in the U.S. housing and mortgage credit markets (including declines in home prices and property values), the performance of the U.S. or global economies, the amount of liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, all of which may be impacted by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;

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changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;

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catastrophic events, municipal and sovereign or sub-sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

•	our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;

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a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, or general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

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our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance or capital support to Radian Guaranty;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves,

including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials (including as part of one or more settlements of disputed rescissions or denials), or by Fannie Mae or Freddie Mac (the “Government-Sponsored Enterprises” or the “GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;

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the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;

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the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;

•	any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;

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adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain a small part of our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

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a substantial decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;

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heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the U.S. Department of Veterans Affairs and other private mortgage insurers, including with respect to other private mortgage insurers, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;

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changes in requirements for Radian Guaranty to remain an eligible insurer to the GSEs (which are expected to be released in draft form for public comment as early as the second quarter of 2014, and to become effective following an implementation period), which may include, among other items, more onerous risk-to-capital ratio requirements, capital requirements based on a variety of risk characteristics and measures of credit quality and a limitation on the amount of capital credit available for Radian Guaranty’s equity in its subsidiaries, including capital attributable to our financial guaranty business; the form of the new eligibility requirements and the timeframe for their implementation remain uncertain, and we cannot give any assurances as to their potential impact on us;

•	changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;

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changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;

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the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

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the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (1) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Procedures Act of 1974); (2) changes to the Mortgage Guaranty Insurers Model Act (the “Model Act”) being considered by the National Association of Insurance Commissioners (“NAIC”) that could include more

v

stringent capital and other requirements for Radian Guaranty in states that adopt the new Model Act in the future; and (3) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses or future prospects;

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the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the Internal Revenue Service (“IRS”) resulting from the examination of our 2000 through 2007 tax years, which we are currently contesting;

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the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;

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volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;

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our ability to realize some or all of the tax benefits associated with our gross deferred tax assets (“DTAs”), which will depend, in part, on our ability to generate sufficient sustainable taxable income in future periods;

•	changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

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our pending acquisition of Clayton Holdings LLC (“Clayton”), including: the potential to not fully realize the benefits anticipated from the acquisition, or to not realize such benefits during the anticipated time frame, including as a result of a loss of customers and/or employees; the potential inability to successfully integrate Clayton’s business with our business or the inability to complete such integration during the anticipated time frame; the inability or decision to not complete the acquisition, or to not complete the acquisition on a timely basis; the potential distraction of management time and attention; the risk that we are not able to finance the acquisition as anticipated, or that, if the financing efforts are successful, we are not able to utilize the funds raised efficiently in the event that we do not complete the acquisition.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, and the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, Radian Group’s notes and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the notes. Before making an investment decision, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Radian Group Inc.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have two business segments—mortgage insurance and financial guaranty:

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Our mortgage insurance segment provides credit-related insurance coverage, principally through private mortgage insurance, and risk management services to mortgage lending institutions. We conduct our mortgage insurance business primarily through Radian Guaranty, our principal mortgage insurance subsidiary.

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Our financial guaranty segment has provided direct insurance and reinsurance on credit-based risks, and also offered credit protection on various asset classes through financial guaranty policies and credit default swaps. Our principal financial guaranty subsidiary, Radian Asset Assurance Inc. (“Radian Asset Assurance”), is a wholly-owned subsidiary of Radian Guaranty which allows our financial guaranty business to serve as an important source of capital support for our mortgage insurance business. While Radian Asset Assurance discontinued writing new financial guaranty business in 2008, it continues to provide financial guaranty insurance on a portfolio of transactions, consisting primarily of public finance and structured finance transactions.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-1000. We maintain a website at www.radian.biz where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement. Radian Group was incorporated in Delaware in 1991.

Recent Developments

Clayton Holdings.

On May 6, 2014, Radian Group entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Clayton, Paul T. Bossidy (“Bossidy”) and Cobra Green LLC (“Cobra Green”), with a related guarantee of the obligations of Cobra Green by Greenfield Acquisition Partners V, L.P., an affiliate of Cobra Green. Under the Purchase Agreement, at closing Radian Group will pay aggregate cash consideration of $305 million, which includes repayment of Clayton’s outstanding debt, to purchase all of the outstanding equity interests in Clayton, subject to customary purchase price adjustments.

Clayton is a leading provider of outsourced solutions to the mortgage industry, providing a full suite of outsourced services, information-based analytics and specialty consulting for buyers and sellers of, and investors in, mortgage-related loans and securities and other debt instruments. Clayton’s services primarily include:

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Loan Review/Due Diligence—Loan-level due diligence for the mortgage and residential mortgage backed securities (“RMBS”) markets through skilled professionals and proprietary technology, with offerings focused on credit underwriting, regulatory compliance and collateral valuation;

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Surveillance—Third-party performance oversight, risk management and consulting services, with offerings focused on RMBS surveillance, loan servicer oversight, reviews of loans in default and loan reviews for exception management;

•	Component Services—Outsourced solutions focused on the REO (real estate owned) to rental market, REO-to-rental analysis and management and REO-to-rental securitization reviews;

•	REO/Short-Sale Services—REO asset and short sale management services, with offerings including residential and commercial REO asset management, short-sale management and borrower outreach; and

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EuroRisk—Outsourced mortgage services in the United Kingdom and other locations, with offerings including due diligence services, asset management, portfolio assessment and evaluation and consulting services.

Clayton’s customers include a wide range of financial institutions, government sponsored entities, securitization trusts, investors, regulators and other mortgage-related service providers in various capacities, including as mortgage originators, mortgage purchasers, mortgage-backed securities issuers, mortgage-backed securities investors and mortgage servicers. For the twelve-month period ended December 31, 2013, Clayton reported that it had net income of $9.1 million, which reflected, among other items, amortization of intangible assets of $10.8 million, and total revenues of $135.0 million.

We expect to complete the transaction during the summer of 2014, subject to satisfaction of customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain state licensing approvals, accuracy of representations and warranties, compliance with covenants and agreements and continued employment by Clayton’s chief executive officer and its president.

A copy of the Purchase Agreement has been filed as an exhibit to our Quarterly Report on Form 10-Q, and the foregoing description of the Purchase Agreement is qualified by reference thereto.

Neither this offering nor the concurrent equity offering described immediately below is conditioned on the closing of the Clayton acquisition, and we cannot assure you that the Clayton acquisition will be completed.

Concurrent Equity Offering.

Concurrently with the commencement of this offering of notes, Radian Group commenced an offering of 15,500,000 shares of its common stock (or a total of 17,825,000 if the underwriters in that offering exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement. We are undertaking the concurrent common stock offering in order to provide a portion of the funding for the Clayton acquisition. There can be no assurances that the concurrent common stock offering will be completed or that the Clayton acquisition will be completed. The completion of this offering of notes is not conditioned upon the completion of the concurrent common stock offering. This prospectus supplement is not an offer to sell any such equity securities; any offer to sell such equity securities will be made only by a separate prospectus.

SUMMARY OF THE OFFERING

Summary details of the offering of the notes under this prospectus supplement and the accompanying prospectus are set forth below. Certain terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms and conditions of the notes.

Issuer	Radian Group Inc.

Securities Offered	$300 million principal amount of 5.500% Senior Notes due 2019.

Maturity Date	June 1, 2019.

Issue Price	100% of principal amount, plus accrued interest, if any, from May 13, 2014.

Interest	5.500% per annum. Interest will accrue from May 13, 2014, or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2014, except as described in this prospectus supplement.

Optional Redemption	We may redeem the notes, in whole or in part, at our option at any time or from time to time prior to maturity at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the make-whole amount, which is the present value of the notes discounted at the Treasury Rate plus 50 basis points, plus, in each case, accrued interest thereon to the redemption date. See “Description of Notes—Optional Redemption.”

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively subordinate to certain of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries.

See “Description of the Notes—Ranking.”

As of March 31, 2014, we had no secured debt outstanding. At that date, Radian Group did have outstanding approximately $54.5 million principal amount of 5.375% Senior Notes due in June 2015,

$195.5 million principal amount of 9.00% Senior Notes due in June 2017, $450 million principal amount of 3.00% Convertible Senior Notes due in November 2017, and $400 million principal amount of 2.25% Convertible Senior Notes due in March 2019. Under the indentures governing Radian Group’s 5.375% Senior Notes due in June 2015 and Radian Group’s 9.000% Senior Notes due in June 2017 and the indenture to be entered into in connection with the notes offered hereby, however, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under those indentures, which would cause all such indebtedness to rank equally and ratably. See “Description of Other Indebtedness.”

As of March 31, 2014, our subsidiaries had approximately $145.2 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of that indebtedness. As adjusted to include the sale of the notes we are offering by this prospectus supplement, assuming the consummation of the concurrent common stock offering discussed below, our total consolidated long-term debt as of March 31, 2014 would have been approximately $1,183.9 million and would have represented approximately 46.6% of our total capitalization as of that date. See “Capitalization.”

The indenture governing the notes does not limit the amount of debt that we may incur.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $293,970,000.

We intend to use the net proceeds from this offering, together with the net proceeds of the concurrent equity offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Equity Offering,” to fund the purchase price for our pending acquisition of Clayton and the related expenses of the transaction, to fund the early redemption of Radian Group’s $54.5 million principal amount of 5.375% Senior Notes (the “2015 Senior Notes”) scheduled to mature on June 15, 2015 (the “2015 Note Redemption”) and for working capital. In the event that we do not complete the Clayton acquisition, we intend to use the funds for the 2015 Note Redemption and for general corporate purposes, which may include working capital, investments in or advances to our existing or future subsidiaries, and repurchases and redemptions of our other outstanding securities. Pending the acquisition or such other use, we intend to use the net proceeds to make short-term investments.

Book-Entry Form	The notes will initially be issued in book-entry form, represented by a global certificate deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Interests in the global certificate may be exchanged for certificated securities only in limited circumstances. See “Description of the Notes—Book-Entry, Settlement and Clearance.”

Absence of a Public Market for the Notes	The notes are a new issue of securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

U.S. Federal Tax Consequences	For a discussion of certain U.S. federal income tax consequences of holding and disposing of the notes, see “Certain U.S. Federal Income Tax Considerations.”

Trustee	U.S. Bank National Association

Risk Factors	You should carefully consider the discussion under “Risk Factors” beginning on page S-7 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the notes.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Radian Group does not have any outstanding shares of preferred stock.

	Three Months Ended March 31, 2014	Fiscal Years Ended December 31,
		2013	2012	2011	2010	2009
(In thousands)
Net earnings (loss) available for fixed charges	$222,877	(131,006)	(390,387)	431,519	(1,521,450)	(215,960)
Ratio of net earnings (loss) to fixed charges (B)	11.0x	(A)	(A)	6.8x	(A)	(A)

(A)	For the periods ended December 31, 2013, 2012, 2010 and 2009, earnings were not adequate to cover fixed charges in the amount of $(131,006), $(390,387), $(1,521,450) and $(215,960), respectively.
(B)	Interest on tax accruals that are non-third party indebtedness are excluded from the calculation.

RISK FACTORS

Investing in the notes involves risk. Please see the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and “Part II Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risk factors may be amended, supplemented or superseded from time to time by subsequent filings we make under the Securities Exchange Act of 1934, as amended.

The risks and uncertainties discussed below and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities, including the notes offered by this prospectus supplement, to decline. The trading price of our securities, including the notes offered by this prospectus supplement, could decline due to any of these risks, and you could lose all or part of your investment.

Risk Factors Related to the Company and its Business

Our insurance subsidiaries are subject to comprehensive state insurance regulations and other requirements, including capital adequacy measures, which if we fail to satisfy, could limit our ability to write new insurance and increase restrictions and requirements placed on our insurance subsidiaries.

We and our insurance subsidiaries are subject to comprehensive, detailed regulation by the insurance departments in the states where our insurance subsidiaries are licensed to transact business. These regulations are principally designed for the protection of our policyholders rather than for the benefit of investors. Insurance laws vary from state to state, but generally grant broad supervisory powers to examine insurance companies and enforce rules or exercise discretion affecting almost every significant aspect of the insurance business, including the power to revoke or restrict an insurance company’s ability to write new business.

The state insurance regulators impose various capital requirements on our insurance subsidiaries. These include risk-to-capital ratios, other risk-based capital measures and surplus requirements that potentially may limit the amount of insurance that our insurance subsidiaries may write. State insurance regulators also possess significant discretion with respect to our insurance subsidiaries. Our failure to maintain adequate levels of capital, among other things, could lead to intervention by the various insurance regulatory authorities, which could materially and adversely affect our business, business prospects and financial condition.

In addition, the GSEs have broad discretion with respect to Radian Guaranty and its ability to remain an eligible mortgage insurer under the GSEs’ requirements. The GSEs are in the process of revising their eligibility requirements for mortgage insurers and we expect the GSEs to release the new requirements for public comment as early as the second quarter of 2014 and for these new requirements to become effective following an implementation period. For a discussion of potential changes to the GSEs’ eligibility requirements for private mortgage insurers, see “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.”

Under state insurance regulations, Radian Guaranty is required to maintain minimum surplus levels and, in certain states, a minimum ratio of statutory capital relative to the level of net risk-in-force (“RIF”), or “risk-to-capital.” Sixteen states (the “RBC States”) currently impose a statutory or regulatory risk-based capital requirement (the “Statutory RBC Requirement”). The most common Statutory RBC Requirement is that a mortgage insurer’s risk-to-capital ratio may not exceed 25 to 1. In certain of the RBC States, there is a Statutory

RBC Requirement that the mortgage insurer must maintain a minimum policyholder position, which is calculated based on both risk and surplus levels (the “MPP Requirement”). The statutory capital requirements for the non-RBC States are de minimis (ranging from $1 million to $5 million); however, the insurance laws of these states generally grant broad supervisory powers to state agencies or officials to enforce rules or exercise discretion affecting almost every significant aspect of insurance business, including the power to revoke or restrict an insurance company’s ability to write new business. Unless an RBC State grants a waiver or other form of relief, if a mortgage insurer is not in compliance with the Statutory RBC Requirement of such state, it may be prohibited from writing new mortgage insurance business in that state. Radian Guaranty’s domiciliary state, Pennsylvania, is not one of the RBC States. In 2013, and during the first quarter of 2014, the RBC States accounted for approximately 55.7% and 57.8%, respectively, of Radian Guaranty’s total primary new insurance written (“NIW”).

As of March 31, 2014, Radian Guaranty’s risk-to-capital ratio was 19.2 to 1 and Radian Guaranty was in compliance with all applicable Statutory RBC Requirements. Currently, we expect to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1. However, we expect this target level to change upon the modification of GSE eligibility requirements or future changes in applicable regulatory requirements.

Absent new capital contributions or other capital relief, Radian Guaranty’s risk-to-capital ratio generally increases as we increase our net RIF or as we incur operating losses. In 2014, our net RIF is expected to increase as we expect to continue to maintain a significant share of the private mortgage insurance market. With respect to incurred losses, the ultimate amount and timing of any future incurred losses will depend, in part, on general economic conditions and other factors, including the health of credit markets, home prices and unemployment rates, all of which are difficult to predict and beyond our control. Our mortgage insurance incurred losses are driven primarily by new mortgage insurance defaults and changes in the assumptions used to determine our loss reserves. Establishing loss reserves in our businesses requires significant judgment by management with respect to the likelihood, magnitude and timing of anticipated losses. If the actual losses we ultimately realize are in excess of the loss estimates we use in establishing loss reserves, we may be required to take unexpected charges to income, which could adversely affect Radian Guaranty’s statutory capital position.

Radian Guaranty’s capital position also is dependent on the performance of our financial guaranty portfolio. In 2008, we contributed our ownership interest in Radian Asset Assurance to Radian Guaranty. While this reorganization has provided Radian Guaranty with substantial regulatory capital and dividends, it also makes the capital adequacy of our mortgage insurance business dependent, to a significant degree, on the successful run-off of our financial guaranty business. In addition, any decrease in the amount of capital credit that Radian Guaranty otherwise receives with respect to its ownership of Radian Asset Assurance could have a negative impact on Radian Guaranty’s capital adequacy for purposes of GSE eligibility. As of March 31, 2014, our mortgage insurance segment maintained claims paying resources of $2.7 billion, which consists of contingency reserves, statutory policyholders’ surplus, unearned premium reserves and loss reserves. If the performance of our financial guaranty portfolio deteriorates, including if we are required to establish (or increase) statutory reserves on defaulted obligations that we have insured, or if we make net commutation payments to terminate insured financial guaranty obligations in excess of the then established statutory reserves for such obligations, the statutory capital of Radian Guaranty also would be negatively impacted. See “Risk Factors—Deterioration in our financial guaranty portfolio could reduce Radian Asset Assurance’s statutory surplus and negatively impact its ability to pay dividends to Radian Guaranty.”

We use reinsurance from affiliated companies to support Radian Guaranty’s risk-to-capital ratio. Certain of these affiliated reinsurance companies currently are operating at relatively low capital levels and have required, and may in the future require, additional capital contributions from Radian Group. Radian Mortgage Insurance Inc. and Radian Insurance are each required to maintain a minimum statutory surplus of $20 million to remain authorized reinsurers. Radian Guaranty Reinsurance Inc. (“RGRI”), which provides reinsurance to Radian Guaranty for coverage in excess of 25% of certain loans insured by Radian Guaranty, is a sister company of Radian Guaranty, and therefore, any contributions to this insurer would not be consolidated with Radian Guaranty’s capital for purposes of calculating Radian Guaranty’s risk-to-capital position. If we are limited in, or prohibited from, using reinsurance arrangements to reduce Radian Guaranty’s risk, including as a result of any new eligibility requirements adopted by the GSEs, it would adversely affect Radian Guaranty’s risk-to-capital position.

If Radian Guaranty is not in compliance with a state’s applicable Statutory RBC Requirement, it may be prohibited from writing new business in that state until it is back in compliance or it receives a waiver of, or similar relief from, the requirement. In those states that do not have a Statutory RBC Requirement, it is not clear what actions the applicable state regulators would take if a mortgage insurer fails to meet the Statutory RBC Requirement established by another state. Accordingly, if Radian Guaranty were to fail to meet the Statutory RBC Requirement in one or more states, it could be required to suspend writing business in some or all of the states in which it does business. In addition, the GSEs and our mortgage lending customers may decide not to conduct new business with Radian Guaranty (or may reduce current business levels) or impose restrictions on Radian Guaranty while its capital position remained at such levels. The franchise value of our mortgage insurance business would likely be significantly diminished if we were prohibited from writing new business or restricted in the amount of new business we could write in one or more states.

Our existing capital resources may not be sufficient to successfully manage Radian Guaranty’s capital position. As discussed above, the GSEs are in the process of proposing revised eligibility requirements that are expected to, among other things, contain new capital adequacy requirements for private mortgage insurers that are more onerous than the capital requirements currently in effect. See “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.” In addition, the NAIC is in the process of reviewing the minimum capital and surplus requirements for mortgage insurers and considering changes to the Model Act. While the outcome of this process is not known, it is possible that among other changes, the NAIC will recommend and adopt more stringent capital requirements that could increase the capital requirements for Radian Guaranty in states that adopt the new Model Act. Depending on the ultimate outcome of the NAIC proposals or the new GSE eligibility requirements, we may need to provide additional capital support to, or arrange additional capital relief for, Radian Guaranty, including potentially, entering into new reinsurance arrangements, making greater than anticipated capital contributions from our available holding company liquidity or seeking to raise funds in private or public capital transactions.

Depending on the extent of our future incurred losses along with the amount of new insurance that we write and other factors, the amount of capital contributions that may be required to maintain compliance with applicable regulatory and other requirements, including capital adequacy standards, could be significant and could exceed all of our remaining available capital. In the event we contribute a significant amount of Radian Group’s available capital to Radian Guaranty, our financial flexibility would be significantly reduced, making it more difficult for Radian Group to meet its obligations in the future, including future principal payments on our outstanding debt. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

We have incurred significant losses on our insured products as a result of the economic downturn that began in 2007 and we expect to incur additional losses in the future.

As a seller of credit protection, our results are subject to macroeconomic conditions and specific events that impact the credit performance of our underlying insured assets. Many of these conditions are beyond our control, including national and regional economic conditions, housing prices, unemployment levels, interest rate changes, the availability of credit and other factors. The financial crisis and the downturn in the U.S. housing and related credit markets that began in 2007 have had a significant negative impact on the operating environment and results of operations for our businesses. Since 2007, we have experienced high levels of defaults and claims in our mortgage insurance legacy portfolio that have negatively impacted our results of operations.

Although there has been continued improvement in the U.S. economy and the operating environment for our businesses, the U.S. economy and certain housing markets remain in a state of recovery and, in many respects, are weak compared to historical standards. As a result, it is difficult to predict with any degree of certainty if and when a full recovery of the economy will occur, including meaningful increases in employment and a broad and lasting recovery in the housing market. In light of this, there remains a great deal of uncertainty regarding our ultimate loss performance, including in particular the performance of our legacy portfolio. While we expect incurred losses in our mortgage insurance business will continue to improve in 2014 as the economy and housing market continue to recover and strengthen, this expectation is based on factors that are beyond our control, and therefore, we can provide no assurance whether our projections will prove to be accurate.

In addition to the factors cited above, our results of operations and financial condition could be negatively impacted by natural disasters or other catastrophic events, acts of terrorism, war or other severe conflicts, event-specific economic depressions or other harmful events in the regions, including in foreign countries, where we do business or have insured exposure.

Our financial guaranty portfolio has also been negatively impacted by the slow improvement and the continuing uncertain state of the credit markets and the overall economy and may incur losses in the future.

Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.

The amount of mortgage insurance loss we suffer depends in part on the extent to which the home of a borrower who has defaulted on a mortgage can be sold for an amount that will cover the unpaid principal and interest on the mortgage and the expenses of the sale. In the event of a claim under our mortgage insurance master policy, we generally have the option of paying the entire loss amount and taking title to a mortgaged property or paying our coverage percentage. In the past, we generally were able to take title to properties underlying certain defaulted loans and sell the properties quickly at prices that allowed us to recover some or all of our losses. However, in more recent years, our ability to mitigate our losses in this manner has been significantly reduced. Further, in certain cases and subject to certain conditions, we consent to a sale of the property by the borrower for less than the amount needed to cover the borrower’s mortgage obligation (a “short sale”), which often has the effect of reducing our ultimate claim payment obligation. If housing values decline on either a broad geographic basis or in the regions where our business is concentrated, the frequency of defaulted loans resulting in claims under our policies could increase and our ability to mitigate our losses on defaulted mortgages through short sales or through the resale of properties we acquire may be reduced, which could have a material adverse effect on our business, financial condition and results of operations.

A portion of our mortgage insurance RIF consists of higher risk loans, such as high-LTV, non-prime and adjustable rate mortgage loans, as well as pool mortgage insurance.

High-LTV Mortgages. We provide mortgage insurance on residential mortgage loans made mostly to home buyers who make down payments of less than 20% of the home’s purchase price. As a result, we typically insure loans where borrowers have less equity at risk at origination than borrowers who make larger down payments; therefore, with respect to this loan characteristic, the loans we insure have a higher propensity to default relative to the total mortgage market. In addition, of the mortgage loans that we have insured, 9.9% of our total primary mortgage insurance RIF at March 31, 2014 consisted of insurance on mortgage loans with loans-to-value (“LTVs”) at origination of greater than 95%. We believe mortgage loans with LTVs greater than 95%, absent other mitigating factors such as high Fair Isaac Corporation (“FICO”) scores, default substantially more often than those with lower LTVs. In addition, when we are required to pay a claim on a higher LTV loan, it is generally more difficult to recover our costs from the underlying property, especially in areas with declining property values. Beginning in 2008, we altered our underwriting criteria to significantly reduce the number of new loans we are insuring with LTVs greater than 95% and we have adopted more stringent guidelines for loans with LTVs greater than 90%. While we believe these changes have improved the overall risk profile of our new business written, our results of operations and financial condition may continue to be negatively impacted by the performance of our existing insured loans with high-LTVs, especially those loans originated in 2005 through 2008.

Non-Prime Loans. A large percentage of the mortgage insurance we wrote in years 2005 through 2008 was written on non-prime loans. At March 31, 2014, our non-prime mortgage insurance RIF, including Alternative-A (“Alt-A”), was 8.1% of our total primary insurance RIF. Historically, non-prime loans are more likely to result in claims than prime loans. We have experienced a significant number of loan defaults related to Alt-A loans originated in 2005 through 2008. These losses have occurred more rapidly and well in excess of historical loss patterns and have contributed in large part to our elevated losses since 2007. Our results of operations and financial condition may continue to be negatively affected by the performance of non-prime loans.

Adjustable Rate Mortgages. Adjustable Rate Mortgages (“ARMs”) are loans that have an initial interest rate that will reset during the life of the loan. ARMs also include loans with negative amortization features, such as pay option ARMs, as well as interest only mortgages. Our claim frequency on ARMs has been higher than on fixed rate loans. In many cases the higher propensity to default is due to monthly payment increases that occur when interest rates rise or when the initial interest rate expires. At March 31, 2014, approximately 4.5% of our primary mortgage insurance RIF consisted of ARMs other than interest only mortgages, and approximately 3.2% of our primary mortgage insurance RIF consisted of interest-only mortgages. Defaults related to these products may continue to be higher than for fixed rate loans, and the performance of ARMs in our portfolio may adversely affect our results of operations.

Pool Mortgage Insurance. We wrote pool mortgage insurance, which exposes us to an increased risk of greater loss severity on individual loans as compared to primary mortgage insurance. Our pool mortgage insurance products generally cover all losses in a pool of loans up to our stop loss, which generally is between 1% and 10% of the initial aggregate loan balance of the entire pool of loans. Therefore, under pool mortgage insurance, we could be required to pay the full claim amount of every loan in the pool up to our stop loss, rather than a percentage of each defaulted loan, as is the case with traditional primary mortgage insurance. At March 31, 2014, approximately 3.8% of our total mortgage insurance RIF was attributable to pool mortgage insurance. Under most of our pool mortgage insurance policies, the property underlying a defaulted loan must be sold before a claim may be submitted to us. Therefore, in a weak housing market, we expect to pay larger pool mortgage insurance claims when homes are sold after a prolonged period of home price depreciation, in particular when homes remain unsold for extended periods of time. Greater than expected pool mortgage claims would adversely affect our results of operations.

Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.

Since 2008, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other non-compliance with our insurance policies has increased significantly. Likewise, the number of claims that we have denied has also increased, primarily due to the inability of our servicing customers to provide the loan origination file or other servicing records that are necessary for our review within the time periods specified under our insurance policies to perfect a claim.

These rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves. Our estimate of future expected rescissions and denials on defaulted loans (net of future rescissions or denials we expect to reinstate) reduced our loss reserves as of December 31, 2013 and March 31, 2014 by approximately $247.0 million and $219 million, respectively. During 2013 and 2012, we rescinded or denied approximately $252.9 million and $818.7 million, respectively, of first-lien claims submitted to us for payment (net of those loans for which we reinstated coverage or paid a claim following an initial rescission or denial decision) compared to approximately $645.1 million for 2011. During the first quarter of 2014, we rescinded or denied approximately $28.3 million of first-lien claims submitted to us for payment (net of those loans for which we reinstated coverage or paid a claim following an initial rescission or denial decision) compared to approximately $42.5 million for the first quarter of 2013. These amounts also include a small amount of submitted claims that were subsequently withdrawn by the insured. We do not expect that rescissions and denials will continue to mitigate paid losses at the same levels we have recently experienced, in particular as the 2005 through 2008 origination years continue to decrease. In recent periods, lenders have demonstrated an increased ability to produce the additional information necessary to perfect a claim. As a result, we expect that a significant portion of previously denied claims will be resubmitted with the required documentation and ultimately paid, and we have incorporated this expectation into our reserve estimate. Our incurred but not reported (“IBNR”) reserve estimate, which consists primarily of our estimate of the future reinstatements of previously rescinded policies and denied claims, was $281.9 million, $323.0 million and $170.6 million at December 31, 2013, 2012 and 2011, respectively, and was $288.2 million at March 31, 2014.

In addition, as part of our claims review process, we assess whether defaulted loans were serviced appropriately in accordance with our insurance policies and servicing guidelines. To the extent a servicer has failed to satisfy its servicing obligations, our policies provide that we may curtail the claim payment for such default, and in some circumstances, cancel coverage or deny the claim. Since 2011, claim curtailments have increased both in frequency and in size, which has contributed to a reduction in the severity of our claim payments during this period. While we cannot give assurance regarding the extent or level at which such claim curtailments will continue, we expect the trend of elevated claim curtailments to continue in light of well publicized issues in the servicing industry and our existing legacy portfolio of aged defaults. As of December 31, 2013 and March 31, 2014, our IBNR reserve estimate included $14.9 million and $13.4 million, respectively, related to our estimate of the future overturn of previous curtailments. Further, we have identified a significant number of loans in our total defaulted portfolio for which “Appropriate Proceedings” (actions or proceedings such as foreclosure that provide the insured with title to the property) may not have been commenced within the outermost deadline in our master insurance policy. We currently are in discussions with the servicers for these loans regarding the potential violations and our corresponding rights under the master insurance policy. While we can provide no assurance regarding the outcome of these discussions or the ultimate resolution of these issues, it is possible that these discussions could result in arbitration or legal proceedings.

We are currently in active discussions with customers regarding a portion of our loss mitigation activities. These discussions, if not resolved, could result in arbitration or judicial proceedings, which could be brought with respect to all rescissions, denials, cancellations and claim curtailments that have been challenged by such customers. The heightened risk of disputes with our customers regarding our loss mitigation activities could have a negative impact on our relationships with such customers or potential customers, including the potential loss of business and an increased risk of disputes and litigation.

Under our master insurance policy, any suit or action arising from any right of the insured under the policy generally must be commenced within two years after such right arose and within three years for certain other policies, including certain of our pool insurance policies. We have faced an increasing number of challenges from certain lender customers regarding our loss mitigation activities which have led us to reverse some of our prior decisions regarding rescissions, denials and claim curtailments.

On August 1, 2011, Radian Guaranty filed a lawsuit against Quicken Loans Inc. (“Quicken”) in the U.S. District Court for the Eastern District, seeking a declaratory judgment that Radian Guaranty properly rescinded mortgage insurance coverage under our master insurance policy and delegated underwriting endorsement for a population of home mortgage loans that were originated by Quicken based upon deficiencies and improprieties in the underwriting process. We may be unsuccessful in this proceeding or other similar proceedings that may be brought with respect to our loss mitigation activities, which may be costly and time consuming. Our rescission practices with respect to Quicken’s loans are generally the same as for other lenders and servicers. Therefore, any adverse result in the Quicken proceeding or other similar proceedings may adversely affect the outcome or ultimate result of rescissions involving other lenders and servicers.

The determination of our reserve for losses involves significant use of estimates with regard to the likelihood, magnitude and timing of a loss, including an estimate of the number of defaulted loans that will be successfully rescinded or denied. If the actual amount of rescissions and denials is significantly lower than our estimate, as a result of a greater than anticipated number of successful challenges to our rescissions and denials, litigation, settlements or other factors, or if the levels of rescission and denials decrease faster than we expect, our losses may materially increase, which could have a material adverse effect on our financial condition and results of operations. Similarly, if a significant amount of our claim curtailments are successfully challenged, it could result in our payment of additional claims, which could adversely affect our financial condition.

Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business.

Freddie Mac and Fannie Mae are the beneficiaries of the majority of our mortgage insurance policies. Freddie Mac’s and Fannie Mae’s federal charters generally prohibit them from purchasing any mortgage with a loan amount that exceeds 80% of a home’s value, unless that mortgage is insured by a qualified mortgage insurer, the mortgage seller retains at least a 10% participation in the loan or the seller agrees to repurchase or replace the loan in the event of a default. As a result, high-LTV mortgages purchased by Freddie Mac or Fannie Mae generally are insured with private mortgage insurance. Changes in the charters or business practices of Freddie Mac or Fannie Mae, or in the regulatory environment in which they operate, could reduce the number of mortgages they purchase that are insured by us and consequently diminish our franchise value. In particular, with respect to loans they purchase, the GSEs acting independently or through their conservator, the Federal Housing Finance Agency (“FHFA”), have the ability, among other things, to:

•

implement new eligibility requirements for mortgage insurers, including more onerous capital standards (see “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise”);

•	alter underwriting standards on mortgages they purchase;

•	establish policies or requirements that may result in a reduction in the number of mortgages they acquire;

•	alter the national conforming loan limit for mortgages acquired by them;

•	alter the terms on which mortgage insurance coverage may be canceled before reaching the cancellation thresholds established by law;

•

establish and change the terms required to be included in mortgage insurance policies they acquire. (The private mortgage insurers recently implemented changes to their master insurance policies to reflect a series of changes agreed upon with the GSEs with respect to, among other things, loss mitigation and claims processing activities, as well as the GSEs’ rights under the policies. These changes are expected to become effective in 2014.);

•	require private mortgage insurers to perform specified activities intended to avoid or mitigate loss on insured mortgages that are in default;

•

establish and require changes to the amount of loan level delivery fees or guarantee fees (which may result in a higher cost to borrowers) that the GSEs charge on loans that require mortgage insurance (see “Risk Factors—Our mortgage insurance business faces intense competition”);

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intervene in mortgage insurers’ rescission practices or settlements with servicers. (In April 2011, Freddie Mac advised its servicers that they must obtain its prior approval for settlements with servicers and Fannie Mae advised its servicers that they are prohibited from entering into such settlements.); and

•	influence a mortgage lender’s selection of the mortgage insurer providing coverage.

Certain of Freddie Mac’s and Fannie Mae’s programs require less insurance coverage than they historically have required, and they have the ability to further reduce coverage requirements, which could reduce the amount of mortgage insurance they purchase from us, and consequently have an adverse effect on our results of operations. For a number of years, the GSEs have had programs under which lenders could choose, for certain loans, a mortgage insurance coverage percentage that was the minimum required by the GSEs’ charters, with the GSEs paying a lower price for these loans (“charter coverage”). In 2010, Fannie Mae broadly expanded the types of loans eligible for charter coverage. To the extent lenders selling loans to Fannie Mae choose charter coverage for loans that we insure, our revenues would likely be reduced.

The GSEs’ business practices may be impacted by their results of operations, as well as by legislative or regulatory changes governing their operations. In July 2008, an overhaul of regulatory oversight of the GSEs was enacted. The provisions contained within the Housing and Economic Recovery Act of 2008 (“HERA”) encompass substantially all of the GSEs’ operations. HERA abolished the former regulator for the GSEs and created a new regulator, the FHFA, in addition to other oversight reforms. In September 2008, the FHFA was appointed as the conservator of the GSEs to control and direct the operations of the GSEs. The continued role of the conservator may increase the likelihood that the business practices of the GSEs will be changed in ways that may have an adverse effect on us. In particular, the GSEs may seek alternatives other than private mortgage insurance to conduct their business.

In February 2011, the Obama Administration released a proposal to reform the U.S. housing finance market. In its proposal, the Obama Administration sought to gradually reduce the federal government’s role in housing finance, including the ultimate wind-down of the GSEs, and to increase the role of private capital. The Obama Administration’s proposal has shaped the debate in Congress as the Senate Banking Committee and the House Financial Services Committee are currently considering legislation to reform the housing finance market. Most of the legislative proposals have included reference to loan level credit enhancement, such as private mortgage insurance. It is unclear whether housing finance reform legislation will be adopted and, if so, what form it will ultimately take.

The future structure of the residential housing finance system remains uncertain, including the impact of any such changes on our business. Although we believe that traditional private mortgage insurance will continue to play an important role in any future housing finance structure, new federal legislation could reduce the level of private mortgage insurance coverage used by the GSEs as credit enhancement, or even eliminate the requirement, which would reduce our available market and could adversely affect our mortgage insurance business.

Deterioration in our financial guaranty portfolio could reduce Radian Asset Assurance’s statutory surplus and negatively impact its ability to pay dividends to Radian Guaranty.

The performance of our financial guaranty business may affect whether Radian Asset Assurance will be permitted to pay dividends to Radian Guaranty in the future as it has in past years, as well as the amount of any such dividends. At March 31, 2014, Radian Asset Assurance maintained claims paying resources of $1.6 billion, including statutory surplus of approximately $1.2 billion. Radian Asset Assurance paid dividends to Radian Guaranty in 2013 totaling $36 million. We expect that in the third quarter of 2014 Radian Asset Assurance will have the capacity to pay an ordinary dividend of approximately $32 million to Radian Guaranty.

The timing and amount of any future dividend payments will depend on the dividend capacity of our financial guaranty business, which is governed by New York insurance laws. Under New York insurance laws, Radian Asset Assurance may only pay dividends from statutory earned surplus and it can only pay such “ordinary dividends” without prior approval of the New York State Department of Financial Services (“NYSDFS”) when the total of all other dividends declared or distributed by it during the preceding 12 months is the lesser of 10% of its statutory surplus to policyholders or 100% of statutory adjusted net investment income during such period. In addition, the NYSDFS, in its discretion, may approve a dividend distribution greater than would be permitted as an ordinary dividend (generally referred to as an “extraordinary dividend”).

Since Radian Asset Assurance ceased writing new business in June 2008, Radian Asset Assurance has reduced its aggregate net par exposure by approximately 80% to $22.7 billion as of March 31, 2014. This reduction included large declines in many of the riskier segments of Radian Asset Assurance’s insured portfolio. In light of this risk reduction and the significant level of capital remaining at Radian Asset Assurance, Radian Asset Assurance filed a request with the NYSDFS seeking permission to pay an extraordinary dividend to Radian Guaranty. The NYSDFS currently is considering this request and there can be no assurance if and when such request will be granted in whole or in part, and if granted, that it will not be subject to material conditions.

If the performance of our financial guaranty portfolio deteriorates materially or the amount we pay to terminate any particular financial guaranty exposure is larger than the amount of the statutory reserves for such exposure, Radian Asset Assurance’s statutory surplus may be reduced. If this were to occur, Radian Asset Assurance would likely have less capacity to pay dividends to Radian Guaranty and could be prohibited from paying dividends altogether, which could have a negative impact on Radian Guaranty’s available liquidity.

We face risks associated with our exposure to other financial guaranty issuers.

As of March 31, 2014, Radian Asset Assurance had approximately $4.9 billion outstanding par on its total reinsurance portfolio and $1.8 billion outstanding par written on a second-to-pay basis.

Our ceding companies are primarily responsible for surveillance, loss mitigation and salvage on the risks that they cede to us. They may be less willing than us to perform these tasks to the extent necessary to minimize potential losses and/or maximize potential salvage on the transactions we reinsure. In addition, they may have different incentives to eliminate long-term liabilities than we do. We generally do not have direct access to the insured obligation or the right to perform our own loss mitigation or salvage work on these transactions. We also have limited visibility with respect to the performance of many of the obligations we reinsure. See “Risk Factors—If the estimates we use in establishing loss reserves are incorrect, we may be required to take unexpected charges to income, which could adversely affect our capital position.”

The ceding companies sometimes delegate their loss adjustment functions to third parties, the cost of which is then proportionally allocated to us and any other reinsurers for the insured transaction. Accordingly, the losses and loss adjustment expenses allocated to us on our reinsured risks may be higher than otherwise would have been the case if we were responsible for surveillance, loss mitigation and salvage for these risks. In addition, should a ceding company become insolvent, there is a risk that the recoveries that it receives in any given transaction may become a part of its general estate rather than being allocated among the reinsurers paying the related claim. These factors could have a material adverse effect on our financial condition and operating results.

Assured Guaranty Ltd. (“Assured”) is primarily responsible for surveillance, loss mitigation salvage and claim payments on the risks we ceded to them in 2012. If they should be unable to make claim payments on the risks Radian Asset Assurance ceded to them, then Radian Asset Assurance would be responsible for losses and loss adjustment expenses (“LAE”) on such policies and face similar risks to those we have on risk assumed from the ceding companies.

In addition to reinsurance, we have insured certain transactions on a second-to-pay basis, meaning that we are not required to pay a claim unless both the underlying obligation and another insurer defaults on its primary obligation to cover losses on such defaulted obligation. Consequently, if the conservator for an insolvent financial guarantor rejects payment of all or a portion of a valid claim, we may be required to pay all or a portion of such claim. Because many primary obligors on transactions where we have second-to-pay exposure are currently experiencing significant financial difficulties, the likelihood of our having to pay a claim on our second-to-pay transactions has increased.

In 2009, Syncora Guaranty Inc. (“Syncora”) and Financial Guaranty Insurance Company (“FGIC”) suspended all claims payments following orders by the NYSDFS. While the NYSDFS lifted the suspension of payments by Syncora in June 2010, Syncora has subsequently posted additional losses and it is possible the NYSDFS could implement the suspension again in the future. In August 2013, a plan of rehabilitation for FGIC pursuant to Article 74 of the New York Insurance Law became effective, which initially permits FGIC only to pay 17% of the amount of any claims. In 2010, Ambac Assurance Corporation (“Ambac”) placed a portion of its obligations into a segregated account that is under the control of the Wisconsin Office of the Commissioner of Insurance (“WOCI”). None of our directly insured second-to-pay exposure to Ambac was placed into the segregated account and we have not received notice that any of the second-to-pay exposure ceded to us by Ambac was placed into the segregated account. As of March 31, 2014, Syncora, FGIC and Ambac are the primary insurers on $551.6 million net par outstanding of our second-to-pay exposure and $201.0 million of our second-to-pay exposure with respect to these three primary insurers is rated below investment grade (“BIG”).

Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.

In order to be eligible to insure loans purchased by the GSEs, mortgage insurers must meet the GSE’s eligibility requirements. The current GSE eligibility requirements, among other things, impose limitations on the type of risk that may be insured, standards for the diversification of risk, procedures for claims handling, standards for acceptable underwriting practices, standards for certain reinsurance cessions and financial and capital requirements. If we fail to satisfy one or more of these requirements, Freddie Mac and/or Fannie Mae could restrict Radian Guaranty from conducting certain types of business with them or take actions that may include not purchasing loans insured by Radian Guaranty.

In addition to these requirements, in order to maintain the highest level of eligibility with Freddie Mac and Fannie Mae, mortgage insurers historically were required to maintain an insurer financial strength rating of AA- or Aa3 from at least two of the three ratings agencies by which they were customarily rated. Both Freddie Mac and Fannie Mae have indicated that loss of mortgage insurer eligibility will no longer be automatic due to a failure to meet the financial strength rating requirements, and instead will be subject to review if and when the downgrade occurs. Because Radian Guaranty does not meet the financial strength rating requirements specified in the GSEs’ eligibility guidelines, Radian Guaranty currently is operating as an eligible insurer under remediation plans with Freddie Mac and Fannie Mae that describe how we intend to achieve consistent levels of operating profitability and ultimately regain higher financial strength ratings for our mortgage insurers. We cannot be certain whether, or for how long, either of the GSEs will continue to allow Radian Guaranty to operate as an eligible insurer under our existing remediation plans.

The GSEs are in the process of revising their standard mortgage insurer eligibility requirements. We expect the revised eligibility requirements to be released in draft form for public comment as early as the second quarter of 2014 and for these requirements to become effective following an implementation period. Among other changes, the new GSE eligibility requirements are expected to contain new capital adequacy standards for private mortgage insurers that are more onerous than the capital requirements that are currently in effect, including potentially: (1) a risk-to-capital ratio below Radian Guaranty’s 19.2 to 1 risk-to-capital ratio as of March 31, 2014; (2) capital requirements based on a variety of risk characteristics and measures of credit quality; and (3) a limitation on the amount of capital credit available for subsidiary capital (including Radian Guaranty’s capital that is attributable to its ownership of Radian Asset Assurance, our financial guaranty subsidiary). The form of the new eligibility requirements and the timeframe for their implementation remain uncertain, and we cannot give any assurances as to their potential impact on us. If the new GSE eligibility requirements include more onerous capital requirements, including any one or more of the potential requirements referenced above, we may need to provide additional capital support to, or arrange additional capital relief for, Radian Guaranty, including potentially, entering into new reinsurance arrangements, increasing the amount of capital contributions from our available holding company funds or seeking to raise funds in private or public capital transactions. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

Although we expect to be able to retain Radian Guaranty’s eligibility status with the GSEs, we cannot be certain that this will occur. Loss of Radian Guaranty’s eligibility status with the GSEs would likely have an immediate and material adverse impact on the franchise value of our mortgage insurance business and our future prospects and would negatively impact our results of operations and financial condition.

A decrease in the volume of home mortgage originations could result in fewer opportunities for us to write new insurance business.

The amount of new business we write depends, among other things, on a steady flow of low down payment mortgages that require our mortgage insurance. The factors that affect the volume of low down payment mortgage originations include:

•	the level of home mortgage interest rates and the deductibility of mortgage interest for income tax purposes;

•	the health of the domestic economy as well as conditions in regional and local economies;

•	housing affordability;

•	population trends, including the rate of household formation;

•	the rate of home price appreciation, which in times of heavy refinancing can affect whether refinance loans have loan-to-value ratios that require private mortgage insurance; and

•	government housing policy encouraging loans to first-time homebuyers.

In addition, losses from the recent economic downturn have caused lenders to substantially reduce the availability of these low down payment loans and to significantly tighten their underwriting standards. Fewer loan products and tighter loan qualifications, while improving the overall quality of new mortgage originations, have in turn reduced the number of qualified homebuyers and made it more difficult for buyers (in particular first-time buyers) to obtain mortgage financing or to refinance their existing mortgages. In addition, the significant disruption in the housing and related credit markets that began in 2007 led to reduced investor demand for mortgage loans and mortgage-backed securities (“MBS”) in the secondary market, which historically has been a source of funding for many mortgage lenders. This significantly reduced liquidity in the mortgage funding marketplace, forcing many lenders to retain a larger portion of their mortgage loans and MBS and leaving them with less capacity to continue to originate new mortgages.

Total domestic mortgage originations have decreased significantly from the $2.7 trillion in 2006 (pre-dating the housing downturn) to approximately $1.8 trillion for 2013, and are expected to decline to approximately $1.2 trillion in 2014. If the volume of new mortgage originations continues to remain at low levels for a prolonged period, we will likely experience a reduced opportunity to write new insurance business and will be subject to increased competition with respect to that opportunity, which could reduce the size of our mortgage insurance business and have a significant negative effect on both our ability to execute our business plans and our overall franchise value. Further, the Dodd-Frank Act’s reforms to strengthen lending standards, improve underwriting standards and increase accountability in the loan origination and securitization processes could further reduce the total number of mortgage originations in the future, in particular with respect to the high-LTV market. In addition, when the implications of the third Basel Capital Accord final rule and the potential impact of the risk-retention aspect of qualified residential mortgages (“QRMs”) are considered in coordination, it is possible that lenders will be discouraged from writing non-QRM mortgages, which could result in fewer opportunities for us to write new business. See “Risk Factors—Legislation and regulatory changes and interpretations could harm our mortgage insurance business” and “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.”

Our NIW and franchise value could decline if we lose business from a significant customer.

Our mortgage insurance business depends on our relationships with our customers, and in particular, our relationships with our largest lending customers. The loss of business from a significant customer could have an adverse effect on the amount of new business we are able to write, and consequently, our franchise value.

As of December 31, 2013 and March 31, 2014, our top 10 mortgage insurance customers (measured by NIW) were generally responsible for 25.8% and 24.3%, respectively, of our primary NIW in 2013. For the past several years we have been focused on expanding and diversifying our customer base, and in 2013, 9.0% of our NIW was from customers new to us in 2012 and 2013. Notwithstanding this diversification trend, maintaining our business relationships and business volumes with our largest lending customers remains critical to the success of our business.

In response to the recent financial crisis and the related deterioration in housing markets, we tightened our underwriting guidelines, and as a result, we declined to insure some of the loans originated by our larger customers. We also increased our loss mitigation activities to enforce our rights under our mortgage insurance policies with respect to loans originated during a period of historically poor underwriting and a subsequent period of servicing problems that increased our risk of loss. Our tighter guidelines and increased level of loss mitigation activity has negatively affected our relationships with certain of our customers and could result in customers choosing to limit the amount of business they conduct with us or ceasing to do business with us entirely. See “Risk Factors—Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.”

Our master insurance policies and related lender agreements do not, and by law cannot, require our mortgage insurance customers to do business with us. Although we have taken steps to significantly expand and diversify our customer base in recent years, we cannot be certain that any loss of business from a single lender would be replaced from other new or existing lending customers in the industry. As a result of current market conditions, our lending customers may decide to write business only with certain mortgage insurers based on their views with respect to an insurer’s pricing, service levels, underwriting guidelines, loss mitigation practices, financial strength or other factors. In addition, many of our customers currently are placing a significant portion of their mortgage insurance business with us. Our customers may choose to diversify the mortgage insurers with which they do business, which could negatively affect our level of NIW and our market share.

Our mortgage insurance business faces intense competition.

The U.S. mortgage insurance industry is intensely competitive. Our competitors include other private mortgage insurers and federal and state governmental and quasi-governmental agencies, principally the Federal Housing Administration (“FHA”), which significantly increased its competitive position in the mortgage insurance market during the financial crisis.

We compete with other private mortgage insurers on the basis of price, underwriting guidelines, terms and conditions, customer relationships, reputation, financial strength and service. The improvement in the credit quality of new loans being insured in the current market, combined with the deterioration of the financial positions of many existing private mortgage insurance companies during the financial crisis (which led insurance regulators to take action with respect to certain companies), in part due to their legacy books of insured mortgages, has brought new entrants to our industry and could encourage additional new competitors. In addition to Radian Guaranty, there currently are six other private mortgage insurers eligible to write business for the GSEs. Certain of our private mortgage insurance competitors are subsidiaries of larger corporations that may have access to greater amounts of capital and financial resources than we do and may have stronger financial strength ratings than we have. In addition, two of our competitors who are new entrants to the industry are not burdened by legacy credit risks. If we are unable to compete with other providers, including new entrants that are not burdened by legacy credit risks or by loss mitigation actions on legacy insurance portfolios, it could have a material adverse effect on our business position, financial condition and operating results.

We also compete with governmental and quasi-governmental entities that typically do not have the same capital requirements or business objectives that we and other private mortgage insurance companies have, and therefore, generally had greater financial flexibility in their pricing guidelines and capacity that could put us at a competitive disadvantage. Beginning in 2008, the FHA, which historically had not been a significant competitor, substantially increased its share of the mortgage insurance market, including by insuring a number of loans that would meet our current underwriting guidelines, sometimes at a lower monthly cost to the borrower than a loan that carries our mortgage insurance.

Since 2010, the private mortgage insurance industry steadily has recaptured market share from the FHA, primarily due to increases in the financial strength of certain private mortgage insurers and the development of new products and marketing efforts directed at competing with the FHA, as well as increases in the FHA’s pricing and other operational changes at the FHA including heightened loss mitigation efforts and the elimination of certain insurance cancellation rights. Although the FHA’s market share has been gradually declining, the FHA may continue to maintain a strong market position and could increase its market position again in the future.

Factors that could cause the FHA to maintain or increase its share of the mortgage insurance market include:

•	past and potential future capital constraints of the private mortgage insurance industry;

•	the tightening by private mortgage insurers of underwriting guidelines based on past loan performance or other risk concerns;

•	the increased levels of loss mitigation activity by private mortgage insurers on older vintage portfolios compared to the FHA’s historical practice of engaging in limited loss mitigation activities;

•

an increase in the loan level delivery fees charged by the GSEs on loans that require mortgage insurance and changes in the amount of guarantee fees for the loans that the GSEs acquire (which may result in higher cost to borrowers), which changes have, in the past, been implemented in furtherance of goals other than profits;

•	the perceived operational ease of using FHA insurance compared to the products of private mortgage insurers; and

•

the implementation of new regulations under the Dodd-Frank Act and the Basel III guidelines that may be more favorable to the FHA compared to private mortgage insurers (see “Risk Factors—The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses” and “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance”).

In the event that a government-owned entity or GSE in one of our markets decides to reduce prices significantly or alter the terms and conditions of its mortgage insurance or other credit enhancement products in furtherance of political, social or other goals rather than a profit motive, we may be unable to compete in that market effectively, which could have an adverse effect on our business, financial condition and operating results.

One or more private mortgage insurers may seek to regain market share from the FHA or other mortgage insurers by reducing pricing, loosening their underwriting guidelines, or relaxing their loss mitigation practices, which could, in turn, improve their competitive position in the industry and negatively impact our level of NIW.

In addition, before the recent housing downturn, an increasing number of alternatives to traditional private mortgage insurance developed, many of which reduced the demand for our mortgage insurance. As a result of the disruptions in the housing finance and credit markets, however, many of the alternatives to private mortgage insurance are not widely available. As market conditions change, we again could face significant competition from these alternatives, as well as from other new alternatives that may develop.

Our business depends, in part, on effective and reliable loan servicing.

We depend on reliable, consistent third-party servicing of the loans that we insure. Dependable servicing generally ensures timely billing and effective loss mitigation opportunities for delinquent or near-delinquent loans. As part of our claims review process, we assess whether defaulted loans were serviced appropriately in accordance with our insurance policies and servicing guidelines. In the high claims environment of the recent past, we have found a high frequency of servicer negligence with respect to the loans we have insured, which makes us more susceptible to greater losses on these loans.

Challenging economic and market conditions may affect the ability of our servicers to effectively maintain their servicing operations. In addition, the financial crisis and economic downturn led to a significant increase in the number of delinquent mortgage loans. These increases have strained the resources of servicers, reducing their ability to undertake loss mitigation efforts in a timely manner, including the processing of potential loan modifications, which could help limit our losses. Further, due to the strain on the resources of servicers, delinquent loan servicing is increasingly being transferred to specialty servicers. The transfer of servicing can cause a disruption in the servicing of delinquent loans. Additionally, specialty servicers may not have sufficient resources to effectively handle the substantially higher volume of delinquent loans.

Recent state and federal inquiries and investigations into whether servicers have acted improperly in foreclosure proceedings, including the cost of and conditions imposed in settlements of such inquiries or investigations, have further strained the resources of servicers. In January 2013, the Consumer Financial Protection Bureau (“CFPB”) issued final rules that establish national servicing standards for servicing residential mortgage loans and impose new and potentially more burdensome requirements, procedures and standards. These new rules became effective in January 2014. Complying with the new rules may impact the servicing of mortgage loans covered by our insurance policies.

If a disruption occurs in the servicing of mortgage loans covered by our insurance policies, this, in turn, could contribute to a rise in delinquencies and/or claims among those loans and could have a material adverse effect on our business, financial condition and operating results.

Loan modification, refinancing and other similar programs may not provide us with a material benefit.

The Federal Deposit Insurance Corporation (“FDIC”), the GSEs and various lenders have adopted programs to modify loans to make them more affordable to borrowers with the goal of reducing the number of foreclosures. In addition, in 2009, the U.S. Department of the Treasury (“U.S. Treasury”) implemented the Homeowner Affordable Modification Program (“HAMP”), which provides guidelines for loan modifications. Some of the eligibility criteria for these programs require information about borrowers, such as the borrowers’ current income and non-mortgage debt obligations. Because the GSEs and the lenders do not share such information with us, we cannot determine with certainty the number of loans in our default inventory that remain eligible to participate in such programs. While modifications continue to be made under these programs, it is unclear how many successful loan modifications will result from these programs, in particular in light of the high level of re-default rates for loans that have been modified through these programs. To the extent modifications cure previously defaulted loans, our loss reserves do not account for potential re-defaults unless at the time the reserve is established, the re-default has already occurred. We believe that we have realized the majority of the benefits from HAMP because the number of loans insured by us that we are aware are entering HAMP trial modification periods has decreased significantly over time. Enrollment in HAMP was recently extended to December 31, 2015.

In 2009, the GSEs began offering the Home Affordable Refinance Program (“HARP”). HARP allows a borrower who is not delinquent to refinance a mortgage if such borrower has been unable to take advantage of lower interest rates because the borrower’s home has decreased in value. To be eligible, a borrower must meet certain conditions, including that the borrower must be current on the mortgage at the time of the refinance, with no late payment in the past six months and no more than one late payment in the past 12 months. In November 2011, FHFA made enhancements to the HARP program (“HARP 2”) to increase the number of borrowers who can qualify for refinancing. The program was recently extended to December 31, 2015, for loans that were originated or acquired by the GSEs by or before May 30, 2009. Importantly, the FHFA reached an agreement with private mortgage insurers, including Radian Guaranty, to facilitate the transfer of mortgage insurance on loans to be refinanced without regard to LTV. While HARP 2 may result in fewer delinquent loans and claims, our ability to rescind coverage on HARP loans will be limited in certain circumstances pursuant to our agreement with the FHFA. The changes implemented by HARP 2 have increased the number of borrowers who may benefit from the program and, as of March 31, 2014, approximately 11% of our total primary mortgage insurance RIF had successfully completed a HARP refinance. The expiration, termination or temporary cessation of any of these programs could result in an increased number of claims in our mortgage insurance business and could adversely affect our business and results of operations.

We cannot ascertain the total benefits we may derive from these loan modification programs, particularly given the uncertainty around the re-default rates for loans that have been modified through these programs. Re-defaults can result in losses that could be greater than we would have paid had the loan not been modified. If a mortgage balance is reduced as a result of a loan modification program, we may still be responsible under our master insurance policy to pay the original balance if the borrower re-defaults on that mortgage after its balance has been reduced.

The extended period of time that a loan remains in our delinquent loan inventory may increase the severity of claims we ultimately are required to pay.

Foreclosure backlogs may further delay our receipt of claims, resulting in an increase in the period that a loan remains in our delinquent loan inventory, and may increase the severity of claims that we are ultimately required to pay. Over the past several years, the average time it takes to receive a claim associated with a defaulted loan has increased. This is, in part, due to new loss mitigation protocols established by servicers and to a significant backlog of foreclosure proceedings in many states, and especially in those states that impose a judicial process for foreclosures. Generally, foreclosure delays do not stop the accrual of interest or affect other expenses on a loan, and unless a loan is cured during such delay, once title to the property ultimately is obtained and a claim is filed, our paid claim amount may include additional interest (subject to a two-year limitation under our insurance policies) and expenses. However, where our claim amount is increased because of foreclosure delays caused by a failure to appropriately service or meet other conditions under our insurance policies, we are entitled to curtail or adjust claims appropriately.

Our success depends on our ability to assess and manage our underwriting risks; the premiums we charge may not be adequate to compensate us for our liability for losses.

Our mortgage insurance and financial guaranty premium rates may not be adequate to cover future losses. The estimates and expectations we use to establish premium rates are based on assumptions made at the time our insurance is written. Our mortgage insurance premiums are based on our long-term expected risk of claims on insured loans and take into account, among other factors, each loan’s LTV, type (e.g., prime vs. non-prime or fixed vs. variable payments), premium structure (e.g., single lump sum, monthly or other variations), term, coverage percentage and whether there is a deductible in front of our loss position. Our financial guaranty premiums are based on our expected risk of claim on the insured obligation and take into account, among other factors, the rating and creditworthiness of the issuer and of the insured obligations, the type of insured obligation, the policy term and the structure of the transaction being insured. These assumptions may ultimately prove to be inaccurate. In particular, the predictive value of historical data may be less reliable during periods of greater economic stress and, accordingly, our ability to correctly estimate our premium requirements may be impaired during periods of economic uncertainty such as we have recently experienced.

We generally cannot cancel or elect not to renew the mortgage insurance or financial guaranty insurance coverage we provide, and because we generally fix premium rates for the life of a policy when issued, we cannot adjust renewal premiums or otherwise adjust premiums during the life of a policy. Therefore, even if the risk underlying many of the mortgage or financial guaranty products we have insured develops more adversely than we anticipated, including as a result of the ongoing weakness in many parts of the economy and in certain housing markets, and the premiums our customers are currently paying for similar coverage on new business from us and others has increased, we generally cannot increase the premium rates on this in-force business, or cancel coverage or elect not to renew coverage, to mitigate the effects of such adverse developments. Our premiums earned and the associated investment income on those premiums may ultimately prove to be inadequate to compensate for the losses that we may incur with respect to those insured risks. See “Risk Factors—We have incurred significant losses on our insured products as a result of the economic downturn that began in 2007 and we expect to incur additional losses in the future.”

Our delegated underwriting program may subject our mortgage insurance business to unanticipated claims.

In our mortgage insurance business, we enter into agreements with our mortgage lender customers that commit us to insure loans made by them using pre-established underwriting guidelines. Once we accept a lender into our delegated underwriting program, we generally insure a loan originated by that lender even if the lender has not followed our specified underwriting guidelines. Under this program, a lender could commit us to insure a material number of loans with unacceptable risk profiles before we discover the problem and terminate that lender’s delegated underwriting authority or pursue other rights that may be available to us, such as our rights to rescind coverage or deny claims.

We face risks associated with our contract underwriting business.

We provide contract underwriting services on a limited basis for certain of our mortgage lender customers, including on loans for which we are not providing mortgage insurance. For substantially all of the existing loans that were originated through our contract underwriting services, we have agreed that if we make a material error in providing these services and the error leads to a default, the mortgage lender may, subject to certain conditions, require us to purchase the loan, issue mortgage insurance on the loan or indemnify the lender against future loss associated with the loan. Accordingly, we have assumed some credit risk and interest-rate risk in connection with providing these services. We also face regulatory risk in providing these services. See “Risk Factors—Legislation and regulatory changes and interpretations could harm our mortgage insurance business.”

Our current credit ratings and the insurance financial strength ratings assigned to our mortgage insurance subsidiaries could weaken our competitive position.

Recently, the credit ratings of Radian Group and the insurance financial strength ratings assigned to our insurance subsidiaries have been subject to upgrades, reflecting the improvement in our overall financial condition and the operating environment for our business. Notwithstanding these upgrades, however, our ratings remain below investment grade and may be downgraded in the future. The current financial strength ratings for our principal insurance subsidiaries are:

	Moody’s	S&P
Radian Guaranty	Ba3	BB-
Radian Asset Assurance	Ba1	B+

Historically, our ratings were critical to our ability to market our products and to maintain our competitive position and customer confidence in our products. In addition, in order to maintain the highest level of eligibility with the GSEs, mortgage insurers historically had to maintain an insurance financial strength rating of AA- or

Aa3 from at least two of the three rating agencies by which they are customarily rated. Although Radian Guaranty’s ratings are substantially below those required ratings, the GSEs have allowed Radian Guaranty to operate under business and financial remediation plans and retain its eligibility status. As discussed above, the FHFA is in the process of developing new eligibility requirements for private mortgage insurers. While the form of these new requirements remains uncertain, we believe the new requirements will focus primarily on a mortgage insurer’s capital adequacy and will not include a specific ratings requirement.

Our financial strength ratings currently are below the ratings assigned to certain other private mortgage insurers, some of which have been assigned investment grade ratings. Despite this, we have been successful in competing in the private mortgage insurance market, and we do not believe our current ratings have had a material adverse effect on our relationships with customers. To the extent this changes, however, and financial strength ratings become a more prominent consideration for lenders, we may be competitively disadvantaged by customers choosing to do business with private mortgage insurers that have higher financial strength ratings.

We believe that financial strength ratings remain a significant consideration for participants seeking to secure credit enhancement in the non-GSE mortgage market, which includes most non-QM loans. While this market has remained limited since the financial crisis, we view this market as an area of potential future growth and our ability to participate in this market could depend on our ability to secure investment grade ratings for our mortgage insurance subsidiaries. In addition, if legislative or regulatory changes were to alter the current state of the housing finance industry such that the GSEs no longer operated in their current capacity, we may be forced to compete in a new marketplace in which ratings may play a greater role. If we are unable to compete effectively in the current or any future markets as a result of the financial strength ratings assigned to our mortgage insurance subsidiaries, the franchise value and future prospects for our mortgage insurance business could be negatively affected.

Because we do not establish reserves in our mortgage insurance business until a borrower has failed to make two monthly payments, our financial statements do not reflect our ultimate expected obligation for losses on our entire portfolio of insured mortgages.

We do not establish reserves in our mortgage insurance business until we are notified that a borrower has failed to make at least two monthly payments when due. Because our mortgage insurance reserving does not account for the impact of future losses that we expect to incur with respect to performing (non-defaulted) loans, our obligation for ultimate losses that we expect to incur at any period end is not reflected in our financial statements, except to the extent that a premium deficiency exists. As a result, future losses beyond what we have recorded in our financial statements may have a material impact on future results as defaults occur.

If the estimates we use in establishing loss reserves are incorrect, we may be required to take unexpected charges to income, which could adversely affect our capital position.

We establish loss reserves in both our mortgage insurance and financial guaranty businesses to provide for the estimated cost of future claims. Because our reserves represent only our best estimate of claims to be paid in the future, these reserves may be insufficient to satisfy the full amount of claims that we ultimately have to pay. Setting our loss reserves requires significant judgment by management with respect to the likelihood, magnitude and timing of each potential loss. The models, assumptions and estimates we use to establish loss reserves may not prove to be accurate, especially during an extended economic downturn or a period of extreme market volatility and uncertainty, such as we have recently experienced.

Many of the programs and initiatives that have been implemented to prevent or forestall mortgage foreclosures, as well as the significant backlog of foreclosure proceedings in many states that impose a judicial process on such proceedings, have resulted in fewer defaulted loans moving to claim, and consequently, an increase in the aging of our inventory of defaulted loans. As a result, the number of our defaulted loans that have been in default for 240 or more days, which represents our most aged category of defaulted loans, currently represents a much larger portion of our default inventory than has historically been the case. While these loans are generally assigned a higher loss reserve based on our belief that they are more likely to result in a claim, we also assume, based on historical trends, that a significant portion of these loans will cure or otherwise not result in a claim. Given the significant period of time that these loans have been in default, it is possible that the ultimate cure rate for these defaulted loans will be significantly less than historical rates, and therefore, less than our current estimates of cures for this inventory of defaults. Further, the foreclosure moratoriums and other delays have resulted in further aging of our defaulted loan portfolio, which has decreased claim payments (perhaps only temporarily) and created additional uncertainty regarding the likelihood, magnitude and timing of anticipated losses. If our estimates are inadequate, we may be required to increase our reserves, which could have a material adverse effect on our financial condition, capital position and operating results.

In addition to establishing mortgage insurance loss reserves for defaulted loans, under accounting principles generally accepted in the United States of America (“GAAP”), we are required to establish a premium deficiency reserve (“PDR”) for our mortgage insurance products if the amount by which the net present value of expected future losses for a particular product and the expenses for such product exceeds the net present value of expected future premiums and existing reserves for such product. We evaluate whether a premium deficiency exists at the end of each fiscal quarter. As of March 31, 2014, a premium deficiency reserve of approximately $2.3 million existed for our second-lien insurance business. Our evaluation of premium deficiency is based on our best estimate for future losses, expenses and premiums. This evaluation depends upon many significant assumptions, including assumptions regarding future macroeconomic conditions, and therefore, is inherently uncertain and may prove to be inaccurate. Although no premium deficiency existed on our first-lien insurance business at March 31, 2014, there can be no assurance that premium deficiency reserves will not be required for this product or our other mortgage insurance products in future periods.

It also is difficult to estimate appropriate loss reserves for our financial guaranty business because of the nature of potential losses in this business, which are largely influenced by the particular circumstances surrounding individual troubled credits, including the availability of loss mitigation. As a result, our loss reserves are less capable of being evaluated based on historical assumptions or precedent. In addition, in our financial guaranty reinsurance business, we rely, in part, on information provided by our ceding customers in order to establish reserves. If this information is incomplete, inaccurate or untimely, our loss reserves may not be estimated accurately and could require material adjustment in future periods as new or corrected information becomes available.

Our success depends, in part, on our ability to manage risks in our investment portfolio.

Our investment portfolio is our primary source of liquidity. We maintain an investment policy to manage our investments and those of our insurance subsidiaries that are subject to state insurance laws. We may be forced to change our investments or investment policies depending upon regulatory, economic and market conditions and our existing or anticipated financial condition and operating requirements, including the tax position, of our business segments. In addition, if we underestimate our policy liabilities or improperly structure our investments to meet those liabilities, we could have unexpected losses, including losses resulting from the forced liquidation of investments before their maturity.

Our investment objectives may not be achieved. Although our portfolio consists mostly of highly-rated investments, the success of our investment strategy is affected by general economic conditions, which may adversely affect the markets for credit and interest-rate-sensitive securities, including the extent and timing of investor participation in these markets, the level and volatility of interest rates and, consequently, the value of our fixed-income securities. Volatility or illiquidity in the markets in which we hold positions has reduced the market value of some of our investments, and if this worsens substantially it could have a material adverse effect on our liquidity, financial condition and operating results.

Compared to historical averages, interest rates and investment yields on our investments generally have declined in recent years, which have reduced the investment income we generate. In addition, we have kept a larger portion of our investment portfolio in shorter maturity investments in order to meet the expected liquidity needs of our operating subsidiaries. This, in turn, has further reduced our investment income, as interest rates on short-term investments have been minimal. We depend on our investments as a source of revenue and a prolonged period of lower than expected investment yields would have an adverse impact on our revenues and could potentially adversely affect our results of operations.

Radian Group’s sources of liquidity may be insufficient to fund its obligations.

Radian Group serves as the holding company for our insurance subsidiaries and does not have any significant operations of its own. Radian Group’s principal liquidity demands include funds for: (1) potential additional capital support for our mortgage insurance subsidiaries; (2) the payment of dividends on our common stock; (3) the payment of corporate expenses; (4) interest payments on our outstanding long-term debt; (5) the repayment of our outstanding long-term debt, including $54.5 million principal amount of outstanding debt due in June 2015, $195.5 million principal amount of outstanding debt due in June 2017, $450 million principal amount of convertible debt due in November 2017 and, at our option, any related conversion premium that we elect to settle in cash, and potentially $400 million of convertible debt due in March 2019 for which the principal amount and any conversion premium may, at our option, be settled in cash; and (6) potential payments to the U.S. Treasury resulting from the examination of our 2000 through 2007 consolidated federal income tax returns by the IRS. In addition, as discussed under “Prospectus Supplement–Recent Developments,” on May 6, 2014, we announced an agreement to acquire Clayton for $305 million. In connection with the acquisition, we plan to raise an aggregate amount to fund the purchase price and the related expenses of the transaction, which we anticipate seeking to finance through the issuance of debt and equity. We can provide no assurance that we will be successful in raising these funds on favorable terms or at all, in which case, we may be required to fund the acquisition with available liquidity, which would reduce the amounts available for payment of our expenses and for capital contributions to Radian Guaranty and our other mortgage insurance subsidiaries.

Radian Group has immediately available as of March 31, 2014, either directly or through an unregulated subsidiary, unrestricted cash and liquid investments of approximately $615 million. The $615 million of available liquidity excludes certain additional cash and liquid investments that have been advanced from our subsidiaries for corporate expenses and interest payments. Substantially all of Radian Group’s obligations to pay corporate expenses and interest payments on outstanding debt are reimbursed to Radian Group through the expense-sharing arrangements currently in place with its subsidiaries.

As of March 31, 2014, Radian Guaranty’s risk-to-capital ratio was 19.2 to 1. Currently, we expect to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1. However, we expect this target level to change upon the modification of GSE eligibility requirements or future regulatory changes, as discussed further below. We estimate that an immaterial amount of additional capital contributions from Radian Group to Radian Guaranty would be required during the next 12 months in order to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1. A greater level of capital contributions could be required to maintain Radian Guaranty’s risk-to-capital ratio at or below 20 to 1 if Radian Guaranty’s incurred losses are higher than anticipated or if our net RIF ultimately exceeds our current projections. See “Risk Factors—Our insurance subsidiaries are subject to comprehensive regulations and other requirements, including capital adequacy measures, which if we fail to satisfy, could limit our ability to write new insurance and increase restrictions and requirements placed on our insurance subsidiaries.”

Radian Group also could be required to provide further capital support to Radian Guaranty to satisfy new mortgage insurance eligibility standards currently being developed by the FHFA. The GSEs are in the process of revising their standard mortgage insurer eligibility requirements. We expect the revised eligibility requirements to be released for public comment as early as the second quarter of 2014 and for these requirements to become effective following an implementation period. The changes are expected to include certain changes that are more onerous than the current requirements, including potentially: (1) a risk-to-capital ratio below Radian Guaranty’s 19.2 to 1 risk-to-capital ratio as of March 31, 2014; (2) capital requirements based on a variety of risk characteristics and measures of credit quality; and (3) a limitation on the amount of capital credit available for subsidiary capital (including Radian Guaranty’s capital that is attributable to its ownership of Radian Asset Assurance). In addition, the NAIC is in the process of reviewing the minimum capital and surplus requirements for mortgage insurers and considering changes to these and other requirements in the Model Act. While the outcome of this process is not known, it is possible that the NAIC will recommend and adopt more stringent capital requirements that could increase the capital requirements for Radian Guaranty in states that adopt the new Model Act. If the new GSE eligibility requirements or the NAIC proposals include more onerous capital requirements, including any one or more of the potential requirements referenced above, we may need to provide additional capital support to, or arrange additional capital relief for, Radian Guaranty, including potentially, entering into new reinsurance arrangements, increasing the amount of capital contributions from our available holding company liquidity or seeking to raise funds in private or public capital transactions. For example, if Radian Guaranty is required to maintain a maximum risk-to-capital ratio of 18 to 1, absent any other form of risk-to-capital support, we estimate that we would be required to contribute approximately $200 million to Radian Guaranty during the next 12 months, assuming for purposes of this example that there is no implementation period for these requirements. Although we can provide no assurances, we expect that the new eligibility requirements will include an implementation period. Because we expect that Radian Guaranty will generate capital internally in the future, the length of the implementation period could reduce that amount of additional capital support, if any, that we may need to provide to Radian Guaranty. See “Risk Factors—Radian Guaranty could lose its eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by Radian Guaranty, which would significantly impair our mortgage insurance franchise.”

Radian Group’s U.S. consolidated federal income tax returns for tax years 2000 through 2007, which include the federal income tax returns of our wholly-owned subsidiary, RGRI, were examined by the IRS. We are currently contesting proposed adjustments resulting from the IRS examination of these tax years, which relate to the recognition of certain tax losses and deductions that were generated through our investment in a portfolio of non-economic Real Estate Mortgage Investment Conduits (“REMICs”) residual interests currently held by RGRI. If these adjustments were sustained, RGRI would be required to pay additional income taxes of approximately $128 million plus proposed penalties of approximately $42 million. Additionally, we would incur interest expense on any sustained adjustments. Radian Group has agreed to indemnify RGRI for any tax payments ultimately due to the IRS for the proposed adjustments. This indemnification was made in lieu of an immediate capital contribution to RGRI that otherwise would have been required for RGRI to maintain its minimum statutory surplus requirements in light of remeasurement as of December 31, 2011 of uncertain tax positions related to the portfolio of REMIC residual interests.

Cash flows from our investment portfolio, dividends from Radian Guaranty and permitted payments to Radian Group under tax- and expense-sharing arrangements with our subsidiaries are Radian Group’s principal sources of cash. In light of operating losses in Radian Guaranty, we do not anticipate that it will be permitted under applicable insurance laws to issue dividends to Radian Group for the foreseeable future. To the extent Radian Asset Assurance is able to declare dividends, these dividends will be paid to Radian Guaranty and not to Radian Group. The expense-sharing arrangements between Radian Group and our insurance subsidiaries, as amended, have been approved by applicable state insurance departments, but such approval may be revoked at any time.

In light of Radian Group’s long- and short-term needs, it is possible that our liquidity demands could exceed currently available holding company funds. If this were to occur, we may need to increase our available liquidity by incurring additional debt, by issuing additional equity or by selling assets, any of which we may be unable to do on favorable terms, if at all.

Our reported earnings are subject to fluctuations based on changes in our credit derivatives, trading securities, and other financial instruments that require us to adjust their fair market value as reflected on our statements of operations.

We have significant assets and liabilities that we carry at fair value, with changes in fair market value recorded on our statements of operations each period. These assets and liabilities include our credit derivatives, trading securities and variable interest entity (“VIE”) debt and related assets. Because the changes in fair value of these derivatives and other financial instruments are reflected on our statements of operations, they have the potential to affect our reported earnings and create earnings volatility. Economic conditions, as well as adverse capital market conditions, including but not limited to, credit spread changes, benchmark interest rate changes, market volatility and declines in the value of underlying collateral will impact the value of our investments and derivatives, potentially resulting in unrealized losses.

Specifically with respect to our credit derivatives, the gains and losses on these contracts are derived from internally generated models, which may differ from models used by our counterparties or others in the industry. We estimate fair value amounts using market information, to the extent available, and valuation methodologies that we deem appropriate in order to estimate the fair value amounts that would be exchanged to sell an asset or transfer a liability. Considerable judgment is required to interpret available market data to develop the estimates of fair value. Since there currently is no active market for many of our credit derivatives, we have had to use assumptions as to what could be realized in a current market exchange. In the event that our investments or derivative contracts were sold or transferred in a forced liquidation or otherwise, the fair values received or paid could be materially different from those reflected in our financial statements. Additionally, our actual ultimate credit losses on these derivatives could significantly exceed or be significantly less than our fair value liabilities.

Temporary market or credit spread changes, as well as actual credit improvement or deterioration in our derivative contracts, are reflected in changes in fair value of derivative instruments. We also make an adjustment to our derivative liability valuation methodology to account for our own non-performance risk by incorporating our observable credit default swaps (“CDS”) spread into the determination of fair value of our credit derivatives. Since January 2007, our five-year CDS spread has increased significantly and has fluctuated materially. Our five-year CDS spread was 288 basis points as of March 31, 2014. This market perception of our risk of non-performance has had the effect of reducing our derivative liability valuations by approximately $181.3 million as of March 31, 2014. Perceived improvement in our financial condition could cause our CDS spread to tighten. If our CDS spread tightens significantly, and other credit spreads utilized in our fair value methodologies remained constant, our earnings could be reduced.

Under our long-term incentive compensation program, we currently have outstanding stock-based performance awards that are to be settled in cash. These awards mainly consist of performance-based restricted stock unit (“RSU”) awards that were granted in 2011 and 2012 and which vest in June 2014 and June 2015, respectively. Because these awards are cash-settled, we are required to determine their fair value as of the end of each reporting period and to record any changes in their fair value within other operating expenses. As a result, any change in the fair value of these awards, which is highly correlated to changes in our stock price, can result in volatility in our results of operations during the periods that these awards remain outstanding.

Our information technology systems may fail or we may experience an interruption in their operation.

Our business is highly dependent on the effective operation of our information technology systems. Our information technology systems are vulnerable to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber-attacks, security breaches, catastrophic events and errors in usage. Although we have disaster recovery and business continuity plans in place, we may not be able to adequately execute these plans in a timely fashion. We rely on our information technology systems for many enterprise-critical functions and a prolonged failure or interruption of these systems for any reason could cause significant disruption to our operations and have a material adverse effect on our business, financial condition and operating results.

We may lose business if we are unable to meet our customers’ technological demands.

Our ability to meet the needs of our customers is dependent on our ability to keep pace with technological advances and to invest in new technology as it becomes available. Participants in the mortgage insurance industry rely on e-commerce and other technologies to provide their products and services. Our customers generally require that we provide aspects of our products and services electronically and the percentage of our NIW and claims processing that we deliver electronically has continued to increase. We expect this trend to continue and, accordingly, we may not satisfy our customers’ requirements if we fail to invest sufficient resources or otherwise are unable to maintain and upgrade our technological capabilities. This may result in a decrease in the business we receive, which could negatively impact our business and results of operations.

Our information technology systems may become outdated and we may not be able to make timely modifications to support our products and services.

Our business is highly dependent on the effective operation of our information technology systems. Many of our information technology systems have been in place for a number of years. When we make changes to our existing products and services, or as new products with new features emerge, our systems require modification in order to support these products and process transactions appropriately. Making appropriate modifications to our systems involves inherent time lags and may require us to incur significant expenses. If we are unable to make necessary modifications to our systems in a timely and cost-effective manner or successfully upgrade our systems to avoid obsolescence of our information technology platform, our business, financial condition and operating results could be negatively affected.

We are in the process of implementing a major technology project to improve our operating systems, including a new platform for our mortgage insurance underwriting, policy administration, claims management and billing processes. The project is intended to enhance our business and technological capabilities by increasing operational efficiencies and reducing complexities resulting from multiple platforms. The implementation of these technological improvements is complex, expensive and time consuming. If we fail to timely and successfully implement the new technology systems and business processes, or if the systems do not operate as expected, it could have an adverse impact on our business, business prospects and results of operations.

The security of our information technology systems may be compromised and confidential information, including non-public personal information that we maintain, could be improperly disclosed.

Our information technology systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks. As part of our business, we, and certain of our subsidiaries and affiliates, maintain large amounts of confidential information, including non-public personal information on consumers and our employees. Breaches in security could result in the loss or misuse of this information, which could, in turn, result in potential regulatory actions or litigation, including material claims for damages, as well as interruption to our operations and damage to our reputation. While we believe we have appropriate information security policies and systems in place in order to prevent unauthorized use or disclosure of confidential information, including non-public personal information, there can be no assurance that such use or disclosure will not occur. Any compromise of the security of our information technology systems, or unauthorized use or disclosure of confidential information, could subject us to liability, damage our reputation and have a material adverse effect on our business, financial condition and operating results.

We are subject to the risk of private litigation and regulatory proceedings.

We currently are a party to material litigation and are subject to certain regulatory proceedings. The cost to defend these actions and the ultimate resolution of these matters could have a material adverse impact on our business, financial condition and results of operations. Additional lawsuits, regulatory proceedings and other matters may also arise in the future.

In the past, we have been subject to litigation alleging, among other things, that our captive reinsurance agreements, as well as pool insurance and contract underwriting services, constitute unlawful payments to mortgage lenders under the Real Estate Settlement Procedures Act of 1974 (“RESPA”). We and other private mortgage insurers currently are serving as a defendant in a series of putative class action lawsuits under RESPA with respect to our captive reinsurance agreements. In addition, we and other mortgage insurers have been subject to inquiries and investigative demands from state and federal governmental agencies, including the CFPB, requesting information relating to captive reinsurance. In April 2013, we reached a settlement with the CFPB that concludes its investigation with respect to Radian Guaranty without any findings of wrongdoing. We and other mortgage insurers have also been subject to inquiries from the Minnesota Department of Commerce relating to captive reinsurance. We are cooperating with the Minnesota Department of Commerce and are engaged in active discussions with them regarding their inquiries, including various alternatives for resolving this investigation. Various regulators, including the CFPB, state insurance commissioners or state attorneys general may bring additional actions or proceedings regarding our compliance with RESPA or other laws applicable to our mortgage insurance business. We cannot predict whether additional actions or proceedings will be brought against us or the outcome of any such actions or proceedings.

Since 2008, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other non-compliance with our insurance policies has increased significantly and we have denied a significant number of claims for failing to satisfy the claim perfection requirements under our master insurance policy. In more recent years, we have curtailed a significant number of claims as a result of servicers failing to satisfy the standards set forth in our master insurance policy and servicing guidelines thereby increasing our risk of loss. In addition, we have identified a significant number of defaulted loans for which “appropriate proceedings” (actions or proceedings such as foreclosure that provide the insured with title to the property) may not have been commenced within the outermost deadline in our master insurance policy. We currently are in discussions with the servicers for these loans regarding this potential violation and our corresponding rights under the master insurance policy. We face an increasing number of challenges from certain of our lender customers regarding our loss mitigation activities, some of which have resulted in reversals of our decisions regarding rescissions, denials or claim curtailments. We are currently in discussions with customers regarding our loss mitigation activities, which if not resolved, could result in arbitration or additional judicial proceedings.

On August 1, 2011, Radian Guaranty filed a lawsuit against Quicken in the U.S. District Court for the Eastern District of Pennsylvania, seeking a declaratory judgment that Radian Guaranty properly rescinded mortgage insurance coverage under our master insurance policy and delegated underwriting endorsement for a population of home mortgage loans that were originated by Quicken based upon deficiencies and improprieties in the underwriting process. We cannot predict the outcome of the Quicken litigation or whether additional actions may be brought against us. Because the Quicken litigation relates to mortgage insurance policy terms and practices that are widely used in the mortgage insurance industry, the outcome of this litigation or other litigation in our industry relating to loss mitigation activities may impact us. If this litigation results in a change in mortgage insurance policy terms and practices that are widely used by the mortgage insurance industry, including by us, or if we engage in further material litigation with any customer and, as a result, the customer limits the amount of business they conduct with us or terminates our business relationship altogether, it could have a negative impact on our business and results of operations.

See “Risk Factors—Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.” See also “Risk Factors—Legislation and regulatory changes and interpretations could harm our mortgage insurance business” and “Risk Factors—The IRS is examining our consolidated federal income tax returns for the years 2000 through 2007.”

The IRS is examining our consolidated federal income tax returns for the years 2000 through 2007.

We are currently contesting proposed adjustments resulting from the examination by the IRS of our 2000 through 2007 consolidated federal income tax returns. The IRS opposes the recognition of certain tax losses and deductions that were generated through RGRI’s investment in a portfolio of non-economic REMIC residual interests and has proposed adjustments denying the associated tax benefits of these items. The proposed adjustments relating to the 2000 through 2007 tax years, if sustained, will result in additional income taxes of approximately $128 million plus proposed penalties of approximately $42 million. Additionally, we would incur interest expense on any sustained adjustments. We appealed these proposed adjustments to the IRS Office of Appeals (“Appeals”) and made “qualified deposits” with the U.S. Treasury in the amount of approximately $85 million in June 2008 relating to the 2000 through 2004 tax years and approximately $4 million in May 2010 relating to the 2005 through 2007 tax years to avoid the accrual of above-market-rate interest with respect to the proposed adjustments.

We have made several attempts to reach a compromised settlement with Appeals, but in January 2013, we were notified that Appeals had rejected our latest settlement offer and plans to issue the formal notice of deficiency. Upon receipt of that notice, we will have 90 days to either pay the assessed tax liabilities, penalties and interest (the “deficiency amount”) in full or petition the U.S. Tax Court to litigate the deficiency amount. Litigation of the deficiency amount may result in substantial legal expenses and the litigation process could take several years to resolve. We can provide no assurance regarding the outcome of any such litigation or whether a compromised settlement with the IRS will ultimately be reached. After discussions with our legal advisors about the issues raised in the examination, we believe that an adequate provision for income taxes has been made for the potential liabilities that may result from this matter. However, if the ultimate resolution of this matter produces a result that differs materially from our current expectations, there could be a material impact on our effective tax rate, results of operations and cash flows.

Radian Group has assumed the obligation to pay the ultimate tax liability by indemnifying RGRI for such liability, including any portion of the “qualified deposits” that is used to satisfy such liability. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

We may not be able to realize all of our DTAs in the future.

As of March 31, 2014, before consideration of our valuation allowance, we had DTAs, net of deferred tax liabilities, of approximately $936.5 million. We are required to establish a valuation allowance against our DTAs when it is more likely than not that all or some portion of our DTA will not be realized. At each balance sheet date we assess our need for a valuation allowance, and our assessment is based on all available evidence, both positive and negative. This requires management to exercise judgment and make assumptions regarding whether the DTA will be realized in future periods. Future realization of our DTA will ultimately depend on whether we generate sufficient taxable income of the appropriate character (ordinary income or capital gains) within the applicable carryback and carryforward periods provided under the tax law.

Our ability to recognize tax benefits on future U.S. tax losses and our existing U.S. loss positions may be limited under applicable tax laws.

We have generated substantial NOLs, loss carryforwards and other tax attributes for U.S. tax purposes that can be used to reduce our future federal income tax obligations. Our ability to fully utilize these tax assets (including NOLs of approximately $1.8 billion as of March 31, 2014) will be adversely affected if we have an “ownership change” within the meaning of Section 382. An ownership change is generally defined as a greater than 50 percentage point increase in equity ownership by “five-percent shareholders” (as that term is defined for purposes of Section 382) in any three-year period. We may experience an “ownership change” in the future as a result of changes in our stock ownership.

We have adopted, and our stockholders have approved as appropriate, the Tax Benefit Preservation Bylaw, the Tax Benefit Preservation Charter Provision and the Tax Benefit Preservation Plan intended to protect stockholder value by preserving our tax benefits and important tax assets. The continued effectiveness of the Tax

Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision are subject to the re-approval of the Tax Benefit Preservation Plan and the Tax Benefit Preservation Charter Provision by our stockholders every three years and there can be no assurance that if we elect to present them to our stockholders for re-approval in the future, our stockholders will reapprove them.

There is no guarantee that our tax benefit preservation strategy will be effective in protecting our NOLs and other tax assets. The amount of our NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of our NOLs and other tax assets, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, even though we currently have several measures in place to protect our NOLs (such as the Tax Benefit Preservation Plan, the Tax Benefit Preservation Bylaw and the Tax Benefit Preservation Charter Provision), we cannot provide any assurance that the IRS or other taxing authority will not claim that we have experienced an “ownership change” and attempt to reduce the benefit of our tax assets.

Legislation and regulatory changes and interpretations could harm our mortgage insurance business.

Our mortgage insurance business is subject to many federal and state lending and insurance laws and regulations and may be affected by changes in these laws and regulations.

In particular, our mortgage insurance business may be significantly impacted by the following:

•

The Dodd-Frank Act and the rules and regulations adopted thereunder, including in particular the definition of QRM that is ultimately adopted. See “Risk Factors—The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses;”

•

Legislation or regulatory action impacting the charters or business practices of the GSEs. See “Risk Factors—Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business;”

•	Legislative reform of the U.S. housing finance system;

•	Legislation and regulation impacting the FHA and its competitive position versus private mortgage insurers. See “Risk Factors—Our mortgage insurance business faces intense competition;”

•

State insurance laws and regulations that address, among other items, licensing of companies to transact business, claims handling, reinsurance requirements, premium rates, policy forms offered to customers and requirements for risk-to-capital ratios, minimum policyholder positions, reserves, surplus, reinsurance and payment of dividends. See “Risk Factors—Our insurance subsidiaries are subject to comprehensive regulations and other requirements, including capital adequacy measures, which if we fail to satisfy, could limit our ability to write new insurance and increase restrictions and requirements placed on our insurance subsidiaries;”

•	The application of state, federal or private sector programs aimed at supporting borrowers and the housing market;

•

The application of RESPA, the Fair Credit Reporting Act of 1970 (“FCRA”) and other laws to mortgage insurers, including with respect to captive reinsurance arrangements. See “Risk Factors—We are subject to the risk of private litigation and regulatory proceedings;”

•

New federal standards and oversight for mortgage insurers, including as a result of the Federal Insurance Office of the U.S. Treasury having recently published a study on how to modernize and improve the system of insurance regulation in the U.S. that, among other things, calls for federal standards and oversight for mortgage insurers to be developed and implemented. See “Risk Factors—The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses;” and

•

The implementation in the U.S. of the update to the Basel Capital Accord (“Basel II”) capital adequacy requirements and the Basel III guidelines. See “Risk Factors—The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.”

Any of the items discussed above could harm our operating results, financial condition and business prospects. In addition, our mortgage insurance business could be impacted by new legislation or regulations, as well as changes to existing legislation or regulations, that are not currently contemplated and which could occur at any time.

The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.

In 1988, the Basel Committee on Banking Supervision (“BCBS”) developed the Basel Capital Accord (“Basel I”), which established international benchmarks for assessing banks’ capital adequacy requirements. In June 2005, the BCBS issued Basel II. Basel II has been implemented by many banks in the U.S. and many other countries in 2009 and 2010. Basel II affects the capital treatment provided to mortgage insurance by domestic and international banks in both their origination and securitization activities. The Basel II provisions related to residential mortgages and mortgage insurance may provide incentives to certain of our bank customers not to insure mortgages having a lower risk of claim and to insure mortgages having a higher risk of claim.

In September 2010, the BCBS released the Basel III guidelines, which will increase the capital requirements of certain banking organizations. Implementation of Basel III requires formal regulations, and in December 2010, the BCBS released a new bank capital framework (the “Basel III capital adequacy guidelines”) that raised minimum capital requirements for banks. Implementation of the Basel III capital adequacy guidelines in the U.S. required three federal banking regulators to issue legally binding rules. In June 2012, the federal regulators released proposed rules to implement Basel III. The proposed Basel III rules would have, among other things, assigned risk-weightings based on a residential mortgage’s LTV ratio, without regard to the presence of private mortgage insurance.

In July 2013, the federal regulators issued final rules to implement Basel III. The final rules reverted to the current treatment of mortgages for capital purposes rather than adopting the proposed 200% requirement risk-weighting for residential mortgages with LTVs higher than 80% without regard to the presence of mortgage insurance. The federal regulators issuing the final rules noted that they may reconsider the issue of risk weighting residential mortgage securities again, once the impact of other housing related rules such as qualified mortgage (“QM”) and QRM are known. We cannot predict what any such future rules may prescribe or the impact on our business.

The final Basel III rules retain the existing risk-weighting for mortgage-backed pass-through securities guaranteed by the GSEs. However, the final Basel III rules significantly change the calculation of risk weights for securitization exposures in which credit risk is tranched. Under the final Basel III rules, the risk weighting for these securitization exposures is subject to a 20% floor and can increase to 1,250% for junior tranches. Under the

QRM risk-retention rules, sponsors of securitizations of non-QRM loans will be required to retain an exposure to the securitizations they sponsor. Therefore, under the final Basel III rules, it is possible that these bank sponsors will be required to hold greater amounts of capital with respect to a securitization of non-QRM loans than if the bank had retained the entire portfolio of loans. This may create a disincentive to originate non-QRM loans which may decrease demand for our private mortgage insurance products in the non-QRM market based on the outcome of the QRM rulemaking.

The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses.

The Dodd-Frank Act contains many requirements and mandates significant rulemaking by several regulatory agencies to implement the Dodd-Frank Act’s provisions. The full scope of the Dodd-Frank Act and its impact on our mortgage insurance and financial guaranty businesses remain uncertain. The Dodd-Frank Act established the CFPB to regulate the offering and provision of consumer financial products and services, including residential mortgages, under federal law and transferred authority to the CFPB to enforce many existing consumer related federal laws. Under the Dodd-Frank Act, the CFPB is authorized to issue regulations prohibiting a creditor from making a residential mortgage loan unless the creditor makes a reasonable and good faith determination that, at the time the loan is consummated, the consumer has a reasonable ability to repay the loan (the “Ability to Repay rule”). The Dodd-Frank Act provides that a creditor may presume that a borrower will be able to repay a loan if the loan has certain low-risk characteristics that meet the definition of a QM.

On January 10, 2013, the CFPB issued the CFPB QM Rule (“CFPB QM Rule”). The CFPB QM Rule became effective on January 10, 2014. Under the CFPB QM Rule, a loan is deemed to be a QM if, among other factors:

•	the term of the loan is less than or equal to 30 years;

•	there are no negative amortization, interest only or balloon features;

•	the lender properly documents the loan in accordance with the requirements;

•	the total “points and fees” do not exceed certain thresholds (as further discussed below); and

•	the total debt-to-income ratio of the borrower does not exceed 43%.

For a loan to satisfy the CFPB QM Rule requirements, the points and fees payable in connection with the loan may not exceed 3% of the total loan amount (for loans of $100,000 or more; different limitations apply to smaller balance loans). Loans that meet the definition of a QM under the CFPB QM Rule receive either a rebuttable or conclusive presumption of compliance with the rule’s ability to repay requirements depending upon the pricing of the loan relative to the Average Prime Offer Rate (“Average Prime Offer Rate”). The CFPB QM Rule provides a “safe harbor” for loans that otherwise satisfy the CFPB QM requirements and have annual percentage rates (“APRs”) below the threshold of 150 basis points over the Average Prime Offer Rate, and a “rebuttable presumption” for loans that otherwise satisfy the CFPB QM requirements and have an APR at or above that threshold. As it relates to private mortgage insurance, any premium charges payable after closing (e.g., monthly premiums) are excluded from the points and fees calculation. With regard to up-front private mortgage insurance premiums (premium charges payable at or before closing), the portion of the premium that is not in excess of the then current up-front FHA premium at the time of the loan’s origination is also excluded from the points and fees calculation (so long as the charges meet certain refundability criteria), while any portion that is in excess of the current FHA up-front premium is included in the calculation of points and fees. We offer mortgage insurance products that provide for up-front premiums and to the extent that these products cause a loan not to meet the CFPB QM Rule requirements, it may impact the structure, marketability and pricing of these products which could impact the amount and mix of new insurance we write and our share of the private mortgage insurance market.

Most notably for the private mortgage insurance industry, the CFPB QM Rule establishes a temporary alternative QM definition applicable to any loans that are eligible to be purchased, guaranteed or insured by the

GSEs. Loans acquired by the GSEs are allowed QM status under this temporary rule if they meet certain requirements with regard to avoiding risky loan features (e.g., no negative amortization and generally no balloons or interest-only features) and the limitation on points and fees discussed above. Under the temporary alternative QM definition, adherence to the CFPB QM Rule provision governing the back end debt-to-income ratio of 43% will not be required for loans acquired by the GSEs. The GSEs will continue to purchase loans that meet the underwriting and delivery eligibility requirements stated in their respective selling guides, even if the borrowers of such loans have a debt-to-income ratio of greater than 43%. With regard to GSE-eligible loans, the temporary alternative QM definition will expire on the earlier of seven years from the effective date of the rule or when GSE conservatorship or receivership ends.

The Dodd-Frank Act separately granted statutory authority to the U.S. Department of Housing and Urban Development (“HUD”) (for FHA-insured loans), the U.S. Department of Veterans Affairs (“VA”) (for VA-guaranteed loans), the U.S. Department of Agriculture (“USDA”) and the Rural Housing Service (“RHS”) to develop their own definitions of a qualified mortgage in consultation with the CFPB. In December 2013, HUD adopted a separate definition of a qualified mortgage for loans insured by the FHA. HUD’s qualified mortgage definition is less restrictive than the CFPB’s definition in certain respects and it is possible that lenders will prefer the FHA-insured loans to loans insured by private mortgage insurance. To the extent other government agencies that guarantee residential mortgage loans also adopt their own definitions of a qualified mortgage and those definitions are more favorable to lenders and mortgage holders than the CFPB QM Rule that applies to the GSEs and the markets in which we operate, our mortgage insurance business may be adversely affected.

There is a risk that the Ability to Repay rules will restrict the size of the overall mortgage market, and consequently, the number of loans requiring private mortgage insurance, due to the unwillingness of creditors to provide non-qualified mortgages. Further, the bifurcation between loans that are eligible for either a conclusive or a rebuttable presumption could also further impact the market for loans generally available for private mortgage insurance.

The Dodd-Frank Act requires securitizers to retain some of the credit risk associated with mortgage loans that they transfer, sell or convey, unless the mortgage loans are QRMs or are insured by the FHA or another federal agency. The Dodd-Frank Act provides that the definition of QRM will be determined jointly by six separate regulators, with consideration to be given, among other things, to the presence of mortgage insurance in connection with loan performance. The risk retention requirement is imposed on “securitizers” and not the originators or subsequent purchasers, although in certain circumstances a portion of the risk may be allocated to the originator. In March 2011, regulators released a proposed rule that included a proposed definition of QRM. That proposed rule included down payment requirements for QRMs without incorporating or including consideration of loans that are covered by mortgage insurance. In response to public comments to the proposed rule, federal regulators issued a revised proposed risk retention rule, including a definition of QRMs, in August 2013. The revised proposed rule generally defines QRM as a mortgage meeting the requirements of a qualified mortgage under the CFPB QM Rule described above. The regulators also proposed an alternative definition of QRMs (“QM-plus”) that utilizes certain QM criteria but also includes a maximum LTV of 70%. Neither of the revised proposed QRM definitions incorporate or consider the use of mortgage insurance. The public comment period for the new proposed rule expired on October 30, 2013. Substantially all of our primary RIF includes loans for which the down payment was less than 20% and, therefore, the LTV would exceed 80%.

Because of the capital support provided by the U.S. Government to the GSEs, the GSEs satisfy the proposed risk retention requirements of the Dodd-Frank Act while they are in conservatorship, so sellers of loans to the GSEs will not be subject to the risk retention requirements referenced above. This means that lenders that originate loans that are sold to or securitized with the GSEs while the GSEs are in conservatorship would not be required to retain risk under the proposed or final QRM rule.

For loans that are securitized in the private label securitization market, if the final QRM definition does not give consideration to private mortgage insurance in calculating LTV or it provides that loans with down payments of less than 20% do not qualify as a QRM, it could have an adverse effect on the demand for private mortgage insurance in this market. The public comment period for the revised proposed rule expired on October 30, 2013. The timing for the adoption of final risk retention rules and the QRM definition remains uncertain and we cannot be certain of the form the final rules and the definition may take.

In addition to the foregoing, the Dodd-Frank Act:

•

sets new limitations and restrictions on banking, derivatives and asset-backed securities (“ABS”), including the imposition of additional registration, reporting, market conduct and capital and margin posting requirements on certain participants in the derivatives markets that may make it more difficult for us to commute, restructure, hedge or otherwise mitigate losses or reduce exposure on our existing financial guaranty portfolio;

•

places limits on the ability of many financial institutions to hold certain assets, including those referred to as “covered funds.” To the extent that financial institutions that are included in our insured portfolios (primarily in our insured trust preferred securities (“TruPs”) collateralized debt obligations (“CDOs”)) for which we provide credit protection may be required to liquidate assets at a loss, or the market perceives there is a risk of such losses, it may adversely affect the credit quality of the institution and consequently increase our derivative liability, and could produce credit losses on such insured obligations;

•

establishes a Federal Insurance Office within the U.S. Treasury. While not having a general supervisory or regulatory authority over insurance, the director of this office performs various functions with respect to insurance at a federal level. The Federal Insurance Office recently published a study on how to modernize and improve the system of insurance regulation in the U.S., which recommended the development and implementation of federal oversight for private mortgage insurers. To the extent these recommendations are acted upon by legislators or other executive action, a divergence from the current system of state regulation could increase compliance burdens and possibly impact our financial condition.

We cannot predict the requirements of the remaining final regulations ultimately adopted under the Dodd-Frank Act, the full effect such regulations will have on financial markets generally, or on our mortgage insurance and financial guaranty businesses specifically, the additional costs associated with compliance with such regulations or changes to our operations that may be necessary to comply with the Dodd-Frank Act and the rules adopted thereunder, any of which could have a material adverse effect on our businesses, cash flows, financial condition and results of operations.

Risks Related to the Offering and the Notes

The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.

The notes will rank equal in right of payment to our existing and future liabilities that are not expressly subordinated in right of payment to the notes. In addition, the notes are unsecured and effectively subordinated in right of payment to certain of our future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables. As of March 31, 2014, Radian Group had no secured debt outstanding. At that date, Radian Group did have outstanding approximately $54.5 million principal amount of 5.375% Senior Notes due in June 2015, $195.5 million principal amount of 9.00% Senior Notes due in June 2017, $450 million principal amount of 3.00% Convertible Senior Notes due in November 2017, and $400 million principal amount of 2.25% Convertible Senior Notes due in March 2019, all of which would rank equally in right of payment with the notes. Under the indentures governing our 5.375% Senior Notes due June 2015 and our 9.000% Senior Notes due June 2017 and the indenture to be entered into in connection with the notes offered hereby, however, any lien on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank equally and ratably. As of March 31, 2014, our subsidiaries had approximately $145.2 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been paid in full. We may not have sufficient assets to pay any or all of the amounts due on the notes then outstanding. See “Description of the Notes—Ranking.” After giving effect to the issuance of the notes and the receipt of proceeds therefrom, our total indebtedness as of March 31, 2014 would have been approximately $1,183.9 million and would have represented approximately 46.6% of our total capitalization as of that date. See “Capitalization.”

Radian Group acts principally as a holding company and does not have any significant operations of its own. Because most of its operations are conducted through its insurance subsidiaries, substantially all of its consolidated assets are held by its subsidiaries and most of its cash flow, and consequently, its ability to pay any amounts due on the notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to it in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively Radian Group’s obligations, and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments, although Radian Group does have expense-sharing arrangements in place with its principal operating subsidiaries under which those subsidiaries have agreed to pay Radian Group their share of holding-company-level expenses, including interest expense on long-term debt. Radian Group’s insurance subsidiaries’ ability to pay dividends to Radian Group is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by the GSEs and certain rating agencies. As a result, Radian Group may be unable to gain access to the cash flow or assets of its insurance subsidiaries. See “Risk Factors—Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

We may not have the ability to raise the funds necessary to pay the principal of or interest on the notes.

At maturity, the entire principal amount of the notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the notes on June 1 and December 1 of each year, beginning on December 1, 2014. We may not have enough available cash or be able to obtain sufficient financing at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due will constitute an event of default under the indenture. A default under the indenture could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes.

Increased leverage as a result of this offering may harm our financial condition and results of operations.

Upon the sale of the notes we are offering by this prospectus supplement, assuming the consummation of the concurrent common stock offering, our total consolidated long-term debt as of March 31, 2014 would have been approximately $1,183.9 million and would have represented approximately 46.6% of our total capitalization as of that date. See “Capitalization.” In addition, the indenture for the notes will not restrict our ability to incur additional indebtedness. We may also incur additional long-term indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;

•	making it more difficult for us to obtain a certain level of credit ratings that may again be required by the GSEs as a condition of doing business with them;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the notes or any indebtedness which we may incur in the future, which may be secured, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.

The indenture under which the notes will be issued will contain only limited protection for holders of the notes in the event Radian Group is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, in the future.

The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event Radian Group is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture will not contain any provisions restricting Radian Group’s ability to:

•	incur additional debt, including debt senior in right of payment to the notes;

•	pay dividends on or purchase or redeem capital stock;

•	sell assets (other than certain restrictions on Radian Group’s ability to consolidate, merge or sell all or substantially all of its assets and its ability to sell the stock of certain subsidiaries);

•	enter into transactions with affiliates;

•	create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions; or

•	create restrictions on the payment of dividends or other amounts to Radian Group from its subsidiaries.

Additionally, the indenture will not require Radian Group to offer to purchase the notes in connection with a change of control or require that Radian Group adhere to any financial tests or ratios or specified levels of net worth. Radian Group’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing Radian Group’s ability to make payments on the notes when due.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the notes after the offering is completed as permitted by applicable law and regulations. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may be unable to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of notes, regardless of our prospects or financial performance.

An adverse rating of the notes, or a downgrade or potential downgrade of our credit ratings, may cause the trading price of the notes to fall.

Rating agencies may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price or liquidity of the notes could significantly decline. A downgrade or potential downgrade of our credit ratings may also cause the trading price of the notes to fall. Ratings on the notes are not a recommendation to buy the notes and such ratings may be withdrawn or changed at any time.

We may redeem your notes at our option, which may adversely affect your return.

We may redeem the notes, in whole or in part, at our option at any time or from time to time. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.

Unless certificated notes are issued in exchange for book-entry interests in the notes, owners of book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use the net proceeds from this offering, together with the net proceeds of the concurrent equity offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Equity Offering,” to fund our pending acquisition of Clayton and to fund the 2015 Note Redemption. There can be no assurance that the acquisition of Clayton will be completed or that the 2015 Note Redemption will be completed. In the event the acquisition is not completed, and with respect to the portion of any funds raised in excess of the Clayton purchase price, our management will have broad discretion as to the use of the proceeds from this offering and the concurrent equity offering and, in such circumstance, we intend to use such net proceeds to fund working capital requirements and for general corporate purposes, which may include repayment of outstanding debt, investments in or advances to our existing or future subsidiaries, and repurchases and redemptions of our other outstanding securities. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

We cannot assure you as to the market price for the notes; therefore, you may suffer a loss.

We cannot assure you as to the market price for the notes. If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers;

•	the level of liquidity of the notes;

•	our credit ratings or the ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;

•	our financial performance;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates generally;

•	the market for similar securities;

•	the repayment and redemption features of the notes; and

•	the time remaining until the notes mature.

As a result of these and other factors, you may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.

Risks Related to the Clayton Acquisition

We may fail to realize the anticipated benefits of the Clayton acquisition.

The success of the Clayton acquisition will depend on, among other things, our ability to combine the businesses of the Company and Clayton in a manner that permits growth opportunities and does not disrupt existing customer relationships or result in decreased revenues due to customer attrition, employee attrition or other factors. It is possible that the pendency of the acquisition or the integration process could result in changes to or pressure on compliance with standards, controls, procedures and policies that could adversely affect the combined company’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. If we experience difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all, or may take longer to realize than expected. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of the Company and Clayton during this transition period and for an undetermined period after completion of the acquisition. In addition, while Clayton is not a defendant in litigation arising out of the financial crisis involving the issuance of RMBS in connection with which it has provided services, it has been in the past, and may again be in the future, subpoenaed by various parties to provide documents and information related to such litigation, and there can be no assurance that Clayton will not be subject to future claims against it, whether in connection with such litigation or otherwise.

The Purchase Agreement may be terminated in accordance with its terms and the Clayton acquisition may not be completed within the expected timeframe or at all.

The Purchase Agreement is subject to a number of conditions to closing that must be fulfilled in order to complete the Clayton acquisition. These conditions include, among others, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain state licensing approvals, accuracy of representations and warranties, compliance with covenants and agreements and continued employment by Clayton’s chief executive officer and its president. These conditions may not be fulfilled and, accordingly, the Clayton acquisition may not be completed, or may be completed later than anticipated. In addition, if the Clayton acquisition is not completed by September 6, 2014, either Radian Group or Clayton may elect to terminate the Purchase Agreement and not to proceed with the Clayton acquisition, and either party may elect to terminate the Purchase Agreement in certain other circumstances. If the acquisition is not completed, we will have incurred substantial expenses without realizing the anticipated benefits of the acquisition. In addition, because Radian Group is seeking to complete its financing for the Clayton acquisition in advance of closing, the failure to complete the acquisition could result in Radian Group holding funds that it is not able to reinvest in a manner as beneficial as the Clayton acquisition.

This offering is not conditioned on the completion of the Clayton acquisition.

Neither this offering of notes nor our concurrent equity offering is conditioned on the completion of the Clayton acquisition. We cannot assure you that the Clayton acquisition, this notes offering or the concurrent equity offering will be consummated on the terms described in this prospectus supplement or at all. The completion of the Clayton acquisition, this notes offering and the concurrent equity offering are all subject to a number of conditions precedent, which may or may not be satisfied. If we do not complete the Clayton acquisition, we will retain broad discretion to use the net proceeds from this offering and the concurrent equity offering.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $293,970,000, after deducting the estimated underwriting discounts and commissions and estimated offering expenses. We cannot assure you that this offering will be completed.

We intend to use the net proceeds from this offering, together with the net proceeds of the concurrent equity offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Equity Offering,” to fund the purchase price and related expenses of our pending acquisition of Clayton, to fund the 2015 Note Redemption and for working capital. Pending the acquisition or such other use, we intend to use the net proceeds to make short-term investments. In the event that we do not complete the Clayton acquisition, we intend to use the funds for the 2015 Note Redemption and for general corporate purposes, which may include working capital, investments in or advances to our existing or future subsidiaries, and repurchases and redemptions of our other outstanding securities.

CAPITALIZATION

The following table shows our cash, cash equivalents and short-term investments and capitalization at March 31, 2014:

•	on an actual basis; and

•

on an as adjusted basis to reflect this offering, the concurrent equity offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Equity Offering,” the payment of the purchase price for our pending acquisition of Clayton and the related expenses of that transaction, and the redemption of the 2015 Senior Notes as described under “Use of Proceeds.”

This table assumes that the underwriters do not exercise their option to purchase additional shares of common stock in the concurrent equity offering described under “Prospectus Supplement Summary—Recent Developments—Concurrent Equity Offering.” This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated by reference into this prospectus supplement.

	March 31, 2014 (unaudited) (in thousands, except share and per share amounts)
	Actual	As Adjusted
Cash, cash equivalents, restricted cash and short-term investments	$1,692,557	$1,831,624

Long-term obligations:
5.375% Senior Notes due 2015 (1)	$54,484	$—
9.000% Senior Notes due 2017 (1)	191,850	191,850
5.500% Senior Notes due 2019	—	300,000
3.00% Convertible Senior Notes due 2017 (1)(2)	358,985	358,985
2.25% Convertible Senior Notes due 2019 (1)(2)	333,071	333,071

Total long-term obligations (2)	938,390	1,183,906

Equity component of currently redeemable convertible senior notes (2)	91,016	91,016

Stockholders’ equity:
Preferred Stock, par value $.001 per share; 20,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, par value $.001 per share; 485,000,000 shares authorized; 190,712,673 issued and 173,166,892 outstanding; as adjusted, 206,212,673 issued and 188,666,892 outstanding (3)	191	206
Treasury Stock, at cost, 17,545,781 shares	(892,937)	(892,937)
Additional paid-in capital	2,256,436	2,471,204
Retained deficit (4)	(349,467)	(352,206)
Accumulated other comprehensive income	41,344	41,344

Total Stockholders’ Equity	1,055,567	1,267,611

Total Capitalization	$2,084,973	$2,542,533

(1)	Reflects the amount set forth on the Company’s consolidated balance sheet. The outstanding principal amounts as of March 31, 2014 are approximately $54.5 million of 5.375% Senior Notes due in June 2015, $195.5 million of 9.000% Senior Notes due in June 2017, $450 million of 3.00% Convertible Senior Notes due 2017 and $400 million of 2.25% Convertible Senior Notes due 2019.
(2)

In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($450 million for the 3.00% Convertible Senior Notes due November 2017 and $400 million for the 2.25% Convertible Senior Notes due March 2019) over the expected term of the debt. With respect to the Company’s 3.00% Convertible Notes due November 2017, the principal amount of which must be settled in cash, the equity component has been reclassified as mezzanine equity because, as of March 31, 2014, the holders are able to convert the notes during the quarterly period ending June 30, 2014. ASC 470-20 does not affect the actual amount that we are required to repay, and the amounts shown in the table above for Radian Group’s previously issued convertible notes reflect the approximate liability component net of the discount recognized in equity or temporary equity (mezzanine equity), excluding any tax effect.
(3)	The number of shares of our common stock outstanding as of April 29, 2014, was 173,171,885 shares and excludes: (a) 3,749,516 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $8.50 per share; (b) 1,958,527 shares issuable upon the conversion or settlement of other equity compensation awards outstanding at such date; (c) 123,163 shares of common stock reserved for future issuance under our equity compensation plans (and 6,300,000 newly-reserved shares of common stock that would be reserved for future issuance under the Radian Group Inc. 2014 Equity Compensation Plan being submitted for stockholder approval at Radian Group’s 2014 annual meeting of stockholders, which plan would supersede and replace our outstanding equity compensation plan for purposes of future equity awards); (d) 1,269,021 shares of common stock available for sale under our employee stock purchase plan; (e) 1,966,205 shares of common stock available for issuance under our savings and incentive plan; (f) 51,020,370 shares of common stock reserved for issuance upon conversion of our 3.00% Convertible Senior Notes due November 2017; and (g) 50,000,000 shares of common stock reserved for issuance upon conversion of our 2.25% Convertible Senior Notes due March 2019. In addition, except as otherwise indicated, the information throughout this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 2,325,000 shares of common stock in connection with the concurrent equity offering described under “Prospectus Supplement—Recent Developments—Concurrent Equity Offering.”
(4)	As adjusted, amount reflects early redemption penalty (make-whole payment) related to Senior Notes due 2015.

DESCRIPTION OF THE NOTES

Set forth below is a description of the specific terms of the 5.500% senior notes due June 1, 2019 that we refer to in this prospectus supplement as the “notes.” This description supplements, and should be read together with, the description of the general terms and provisions of the notes set forth in the accompanying prospectus under the caption “Description of Debt Securities.” In particular, the “Terms Applicable to All Debt Securities” and the “Particular Terms of the Senior Debt Securities” in the “Description of Debt Securities” apply to the notes, unless specified otherwise below. As used in this “Description of Notes” section, unless the context otherwise requires, references to “we,” us, “our” or “Radian Group” refer to Radian Group Inc. alone without its consolidated subsidiaries.

The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus, the senior indenture, dated as of March 4, 2013, between us and U.S. Bank National Association, as trustee, which we sometimes refer to in this prospectus supplement as the “trustee,” as amended and supplemented by a supplemental indenture, to be dated as of May 13, 2014, between Radian Group and the trustee, and the instrument under which we designate the terms of the notes pursuant to the senior indenture. We sometimes refer in this prospectus supplement to the senior indenture, as so amended and supplemented, as the “indenture” or the “senior indenture.” The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus.

General

The notes will be issued as a series of senior debt securities under the senior indenture. The notes will be initially issued in the aggregate principal amount of $300,000,000. We may, without the consent of the holders of the notes, issue additional notes having the same ranking and interest rate, maturity and other terms as the notes (except for the issue price and issue date). Any additional notes having such similar terms, together with the notes, will constitute a single series of debt securities under the senior indenture.

The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 1, 2019. The notes are not subject to any sinking fund or mandatory redemption provision. The notes are available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest

Each note will bear interest at the rate of 5.500% per year from the date of original issuance, payable semiannually in arrears on June 1 and December 1 of each year, each of which we sometimes refer to in this prospectus supplement as an “interest payment date,” to the person in whose name such note is registered at the close of business on the fifteenth calendar day on the month prior to such payment date (whether or not a business day). However, in the case of notes that have been called for redemption, interest will in some cases be payable to the holder of the notes on the redemption date. The initial interest payment date will be December 1, 2014. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. A “business day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or at a place of payment under the senior indenture are authorized or obligated by law or executive order to remain closed.

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. However, under certain indentures governing our outstanding senior notes and the indenture to be entered into in connection with the notes offered hereby, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank equally and ratably. The notes will effectively rank subordinate to certain of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries. Any right of ours to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

We are a holding company and do not have any significant operations of our own. Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow and, consequently, our ability to pay any amounts due on the notes, depend on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments, although we do have expense-sharing arrangements in place with our principal operating subsidiaries under which they have agreed to pay us their share of holding-company-level expenses, including interest expense on our long-term debt. Our insurance subsidiaries’ ability to pay dividends to us is subject to, among other things, various conditions imposed by the insurance regulations of the states where they are domiciled, by Freddie Mac and Fannie Mae, and by certain rating agencies (to avoid a downgrade). As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our indebtedness will first be used to repay that indebtedness. Any assets remaining after such repayment will be used to satisfy our payment obligations under the notes and other liabilities that rank equally in right of payment to the notes. There may not be sufficient assets to pay any or all of the amounts due on the notes then outstanding.

As of March 31, 2014, we had no secured debt outstanding, but we did have outstanding approximately $54.5 million principal amount of 5.375% Senior Notes due June 2015, $195.5 million principal amount of 9.00% Senior Notes due in June 2017, $450 million principal amount of 3.00% Convertible Senior Notes due November 2017, and $400 million principal amount of 2.25% Convertible Senior Notes due in March 2019. As of March 31, 2014, our subsidiaries had approximately $145.2 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness at our subsidiaries is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. As adjusted to include the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their option to purchase additional notes, our total consolidated long-term debt as of March 31, 2014 would have been approximately $1,183.9 million and would have represented approximately 46.6% of our total capitalization as of that date. See “Description of Other Indebtedness” and “Risk Factors—Risks Related to the Offering and the Notes—The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.”

The senior indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we may create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee.

Optional Redemption

We will have the option to redeem the notes, at any time in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at redemption price, which we sometimes refer to in this prospectus supplement as a “Redemption Price,” equal to the greater of:

(i) 100% of the principal amount of the notes to be redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, as calculated by an Independent Investment Banker.

In each case, the Redemption Price is payable together with accrued and unpaid interest on the notes to be redeemed on the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the second business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed, or “Remaining Life.”

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means:

•

each of Goldman, Sachs & Co. and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by us and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

If we have given notice of redemption as provided in the senior indenture, the notes to be so redeemed shall, on the date of redemption, become due and payable at the Redemption Price together with any accrued interest thereon, and from and after such date (unless we shall default in the payment of the Redemption Price and accrued interest) such notes shall cease to bear interest. If any note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the date of redemption at 5.500% per year.

Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Certain Definitions

“Designated subsidiary” means any present or future consolidated subsidiary, the consolidated stockholders’ equity of which constitutes at least 15% of our consolidated stockholders’ equity. As of the date hereof, the designated subsidiaries are Radian Guaranty Inc., Radian Guaranty Reinsurance Inc., Radian Asset Assurance Inc. and Enhance Financial Services Group Inc.

“Indebtedness” means, with respect to any person:

(1) the principal of, and any premium and interest on, indebtedness of the person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

(2) all capitalized lease obligations of that person;

(3) all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days);

(4) all obligations of that person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business;

(5) all obligations of that person under interest swap agreements, interest rate cap agreements and interest collar agreements and other agreements or arrangements designed to protect that person against fluctuations in interest rates;

(6) all obligations of the type referred to above of other persons and all dividends of other persons for which that person is responsible or liable as obligor, guarantor or otherwise, except Indebtedness will not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business;

(7) all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person; and

(8) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Notwithstanding the foregoing, (i) Indebtedness of a person will not include any Conduit Indebtedness or any Insured Indebtedness of that person or any guaranty of that type of Indebtedness by such person in the ordinary course of its business, and (ii) in connection with the purchase by a person of any business, the term Indebtedness will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due. “Conduit Indebtedness” means, with respect to a person, Indebtedness of a special purpose entity or subsidiary of such person that is consolidated on such person’s financial statements in accordance with GAAP so long as (i) the proceeds of such debt are used by such special purpose entity or subsidiary to make loans to, or to purchase assets from, another person that is not an affiliate of such person, in the ordinary course of business and (ii) such Indebtedness and/or any payment with respect to accounts receivable and other assets underlying such Indebtedness are guaranteed by the former person or one or more of its subsidiaries, in the ordinary course of business. “Insured Indebtedness” means, with respect to a person, any Indebtedness of such person or its subsidiaries that is guaranteed by such person or another subsidiary of such person that is an insurance company (including a financial guaranty company) so long as the proceeds of such Indebtedness are used to purchase securities, instruments, notes or other obligations issued or owed by a person that is not an affiliate of such person, in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to us:

(1) any corporation of which at least a majority of the outstanding stock having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors of such corporation, is at the time, directly or indirectly, owned or controlled by us or by one or more of our subsidiaries (or any combination thereof);

(2) any partnership (a) of which we or one of our subsidiaries is the sole general partner or the managing general partner or (b) the only general partners of which are us or one or more of our subsidiaries (or any combination thereof); or

(3) any other business entity of which more than 50% of the total voting power of equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more of our subsidiaries (or a combination thereof).

Methods of Receiving Payments on the Notes

If a holder of the notes has given us wire transfer instructions, we will pay all principal, interest, and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of notes.

Transfer and Exchange

The notes may be transferred or exchanged in accordance with the senior indenture. The registrar and the trustee may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the senior indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as its owner for all purposes under the senior indenture.

Concerning the Trustee

U.S. Bank National Association will be the initial trustee and will also serve as the initial registrar and paying agent for the notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

We may change the trustee, paying agent and/or registrar without prior notice to the holders of the notes.

Governing Law

The indenture provides that the notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “holders,” includes holders of beneficial interests in such global notes. Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered (i) to each person that DTC identifies as a beneficial owner of the related notes only if (a) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 calendar days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days; or (ii) if an event of default with respect to the notes has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the notes be exchanged for notes in physical, certificate form.

No Personal Liability of Directors, Officers, Employees and Stockholders

None of our directors, officers, employees, incorporators or stockholders or those of any of our subsidiaries, as such, shall have any liability for any of our obligations under the notes, the senior indenture, or for any claim based on, in respect of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a general description of the material provisions of certain of our existing indebtedness in addition to the indebtedness represented by the notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness. You should read the indentures for our 5.375% Senior Notes due June 2015, our 9.000% Senior Notes due June 2017, our 3.00% Convertible Senior Notes due November 2017 and our 2.25% Convertible Senior Notes due March 2019, which are incorporated by reference into exhibits to the registration statement of which this prospectus supplement forms a part.

Existing Senior Notes

As of March 31, 2014, we had the following carrying amounts outstanding on our long-term debt:

March 31, 2014 (in thousands)
5.375% Senior Notes due June 2015	$54,484
9.00% Senior Notes due June 2017	191,850
3.00% Convertible Senior Notes due November 2017	358,985
2.25% Convertible Senior Notes due March 2019	333,071

On June 7, 2005, Radian Group issued $250 million of unsecured Senior Notes. These notes bear interest at the rate of 5.375% per annum, payable semi-annually on June 15 and December 15. The notes mature on June 15, 2015. During 2013, Radian Group exchanged $195.5 million aggregate principal amount of 5.375% Senior Notes due June 2015 for a like aggregate principal amount of 9.000% Senior Notes due June 2017. These new notes bear interest at a rate of 9.000% per annum, payable semi-annually on June 15 and December 15. The new notes mature on June 15, 2017. Radian Group has the option to redeem some or all of either series of such notes at any time and from time to time with not less than 30 days’ notice at a redemption price equal to the greater of (i) the principal amount of the notes to be redeemed or (ii) the present value of the notes to be redeemed discounted at the treasury rate plus: 25 basis points in the case of the 5.375% Senior Notes due June 2015; and 50 basis points in the case of the 9.000% Senior Notes due June 2017.

In November 2010, Radian Group issued $450 million of unsecured Convertible Senior Notes. These notes bear interest at the rate of 3.00% per annum, payable semi-annually on May 15 and November 15. These notes mature in November 2017 and may not be redeemed before maturity. Holders of these notes may convert their notes from August 15, 2017 through the maturity date, subject to certain conditions. During the calendar quarter ended March 31, 2014, the sale price of our common stock met the sale price criteria and therefore, the holders of the notes are currently able to convert the notes, at their option, during the second calendar quarter of 2014. Upon a conversion, we will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation that is in excess of the aggregate principal amount of the notes being converted. The conversion rate will initially be 85.5688 shares of our common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $11.69 per share of common stock). The conversion rate will be subject to adjustment in certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events, we will increase the conversion rate for a holder who elects to convert their notes in connection with that corporate event in certain circumstances. Holders of the notes will be able to exercise their conversion rights prior to August 15, 2017, subject to certain conditions, only under certain circumstances.

In March 2013, Radian Group issued $400 million of unsecured Convertible Senior Notes. These notes bear interest at the rate of 2.25% per annum, payable semi-annually on March 1 and September 1. These notes mature in March 2019 and may be redeemed by Radian Group any time on or after March 8, 2016 if certain trading price conditions are met. The redemption price will generally be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Holders of these notes may convert their notes from December 1, 2018 through the maturity date, subject to certain conditions. During the calendar quarter ended March 31, 2014, the sale price of our common stock met the sale price criteria and therefore, the holders of the notes are currently able to convert the notes, and their option, during the second calendar quarter of 2014. Upon a conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The conversion rate will initially be 94.3396 shares of our common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $10.60 per share of common stock). The conversion rate will be subject to adjustment for certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events, we will increase the conversion rate for a holder who elects to convert its notes in connection with that corporate event in certain circumstances. Holders of the notes will be able to exercise their conversion rights prior to December 1, 2018, subject to certain conditions, only under certain circumstances.

Covenants Under Our Existing Senior Notes

Certain of our existing senior notes contain covenants that, among other things, limit or restrict our ability, and the ability of our subsidiaries, to create liens on or sell stock of certain of our subsidiaries.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the United States Internal Revenue Code, U.S. federal income tax regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authority, and published rulings and administrative pronouncements of the IRS, each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect. This summary is limited to beneficial owners that purchase notes in the initial offering at their original issue price (i.e., the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes owns notes, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are such a partnership entity investing in notes (or if you are a partner in such a partnership entity), you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes .

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note and you are:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a non-U.S. holder is a beneficial owner of a note that is not a U.S. holder and is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

This summary is not binding on the IRS. We have not sought, and do not plan to not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court.

This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws and of any applicable income tax treaty.

Tax Consequences to U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to Non-U.S. Holders” below.

Interest and Original Issue Discount on the Notes

It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount (“OID”) for federal income tax purposes. Accordingly, you will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting.

Sale, Exchange or Repurchase of the Notes

You will generally recognize gain or loss upon a sale, exchange or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received and (2) your adjusted tax basis in the note. Your adjusted tax basis in notes generally will equal the cost of the notes to you. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income). The capital gain or loss will be long-term if your holding period at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less. A reduced tax rate may apply to individuals and other noncorporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Tax Consequences to Non-U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to U.S. Holders” above.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your own tax advisor to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you. Further, this summary does not address all of the special rules that may be applicable to foreign partnerships or partnerships with foreign partners. If you are a partnership holding notes, you are urged to consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

Payments with Respect to the Notes

If you are a non-U.S. holder, all payments of principal or interest made to you on the notes, and any gain realized on a sale, exchange, conversion, or repurchase of the notes, will be exempt from U.S. federal withholding tax, provided that:

•

you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of Radian Group’s stock that are entitled to vote and are not a controlled foreign corporation related, directly or indirectly, to Radian Group through stock ownership;

•	you are not a bank for whom the note reflects an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

you (1) provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations; and

•	in the case of a sale, exchange, conversion, or repurchase of the notes:

•	if you are an individual non-U.S. holder, you are present in the United States for fewer than 183 days in the taxable year of disposition; and

•	your holding of the notes is not effectively connected with the conduct of a trade or business in the United States.

If you cannot satisfy the requirements described above with respect to interest payments, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if a tax treaty applies, is attributable to a U.S. permanent establishment.

If you are engaged in a trade or business in the United States and interest on a note or gain recognized on the sale, exchange, conversion, or repurchase of a note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest gain on a net income basis in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest or gain will be included in the earnings and profits of a foreign corporation. An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced if the individual is entitled to the benefit of a nondiscrimination provision of an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S.-source capital losses, if any.

Information Reporting and Backup Withholding

If you are a U.S. holder of a note, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of the note, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the rate set by Section 3406 of the Internal Revenue Code (currently 28%) from those payments.

In general, if you are a non-U.S. holder, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification described under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Internal Revenue Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

FATCA Withholding

If there is a “material modification” of the notes after June 30, 2014, the Company may thereafter be required to impose a U.S. federal withholding tax at the rate of 30% on payments of interest made after June 30, 2014, and payments of the gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes after December 31, 2016, made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (including, in some instances, where such an institution or entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the notes.

UNDERWRITING

Radian Group is offering the notes described in this prospectus supplement and the accompanying prospectus through Goldman, Sachs & Co., as representative (the “representative”) of the several underwriters (collectively, the “underwriters”). Radian Group has entered into an underwriting agreement with the underwriters, dated as of May 7, 2014 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the underwriters has severally agreed to purchase the principal amount of the notes listed next to its name in the following table:

Underwriters	Principal Amount

Goldman, Sachs & Co.	$300,000,000

Radian Group’s notes are offered subject to a number of conditions, including receipt and acceptance of the notes by the underwriters.

In connection with this offering, the underwriters or securities dealers may distribute documents to investors electronically.

The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement, plus accrued interest from the original issue date of the notes, if any. If all of the notes are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of the notes made outside of the United States may be made by affiliates of the underwriters. The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Radian Group estimates that the total expenses of this offering payable by it, not including the underwriting discounts and commissions, will be approximately $780,000.

Indemnification and Contribution

Radian Group has agreed to indemnify the several underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If Radian Group is unable to provide this indemnification, Radian Group will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions and Passive Market Making

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell a greater principal amount of notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of notes available for purchase by the underwriters under their option to purchase additional notes. The underwriters can close out a covered short sale by exercising their option to purchase additional notes or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the option. The underwriters may also sell notes in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or delay a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

Penalty Bids

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates in the ordinary course of their business, for which they received or will receive customary fees and expenses. In addition, Goldman, Sachs & Co. is providing investment banking and advisory services to us in connection with the Clayton acquisition. Goldman, Sachs & Co. and its affiliates have in the past received and will be entitled to receive separate fees for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters and their affiliates hold a portion of the 2015 Senior Notes being redeemed and therefore may receive a portion of the proceeds from this offering. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by Radian Group that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. The prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State other than:

•	to legal entities which are qualified investors as defined in the Prospectus Directive;

•

to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes will require Radian Group or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21 (1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong

Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as prospectuses with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

VALIDITY OF SECURITIES

The validity of the securities being offered by this prospectus supplement has been passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters in connection with this offering are being passed upon for the underwriters by Willkie Farr & Gallagher LLP. Willkie Farr & Gallagher LLP has represented and may continue to represent the Company and its affiliates, from time to time, in connection with various legal matters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. This information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 7, 2014.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed on May 6, 2014.

•

The description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, the amendments set forth on Form 8-A/A filed on May 4, 2010 and in any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this prospectus supplement except as so modified and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

Radian Group Inc., from time to time, may offer, issue and sell, together or separately, (1) shares of common stock; (2) shares of preferred stock; (3) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities; (4) depositary shares; (5) warrants to purchase common stock, preferred stock or other securities; (6) rights to purchase common stock, preferred stock or other securities; (7) stock purchase contracts; and (8) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities pursuant to this registration statement we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

Our common stock is listed on the New York Stock Exchange under the symbol “RDN.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 39 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the “Risk Factors” beginning on page 5, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2014.

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to either Radian Group Inc. or to Radian Group Inc. and its subsidiaries. When we use the term “Radian Group” we are only referring to Radian Group Inc. and not its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 39 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

RADIAN GROUP INC.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have two business segments—mortgage insurance and financial guaranty:

•	Our mortgage insurance segment provides credit-related insurance coverage, principally through private mortgage insurance, and risk management services to mortgage lending institutions. We conduct our mortgage insurance business primarily through Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary.

•	Our financial guaranty segment has provided direct insurance and reinsurance on credit-based risks, and also offered credit protection on various asset classes through financial guaranty policies and credit default swaps. Our principal financial guaranty subsidiary, Radian Asset Assurance Inc. (“Radian Asset Assurance”), is a wholly-owned subsidiary of Radian Guaranty which allows our financial guaranty business to serve as an important source of capital support for our mortgage insurance business. While Radian Asset Assurance discontinued writing new financial guaranty business in 2008, it continues to provide financial guaranty insurance on a portfolio of transactions, consisting primarily of public finance and structured finance transactions.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-1000. We maintain a website at www.radian.biz where general information about us is available. We are not incorporating the contents of the website into this prospectus. Radian Group was incorporated in Delaware in 1991.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

•

changes in general economic and political conditions, including unemployment rates, changes in the U.S. housing and mortgage credit markets (including declines in home prices and property values), the performance of the U.S. or global economies, the amount of liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, all of which may be impacted by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;

•	changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;

•	catastrophic events, municipal and sovereign or sub-sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

•	our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;

•	a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, or general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•	our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty, our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance or capital support to Radian Guaranty;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials (including as part of one or more settlements of disputed rescissions or denials), or by Fannie Mae or Freddie Mac (the “Government-Sponsored Enterprises” or the “GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;

•	the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;

•	the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;

•	any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;

•	adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain a small part of our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	a substantial decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;

•	heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the U.S. Department of Veterans Affairs and other private mortgage insurers, including with respect to other private mortgage insurers, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;

•	changes in requirements for Radian Guaranty to remain an eligible insurer to the GSEs (which are expected to be released in draft form for public comment as early as the second quarter of 2014, and to become effective following an implementation period), which may include, among other items, more onerous risk-to-capital ratio requirements, capital requirements based on a variety of risk characteristics and measures of credit quality and a limitation on the amount of capital credit available for Radian Guaranty’s equity in its subsidiaries, including capital attributable to our financial guaranty business; the form of the new eligibility requirements and the timeframe for their implementation remain uncertain, and we cannot give any assurances as to their potential impact on us;

•	changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;

•	the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

•	the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Procedures Act of 1974); (ii) changes to the Mortgage Guaranty Insurers Model Act (the “Model Act”) being considered by the National Association of Insurance Commissioners (“NAIC”) that could include more stringent capital and other requirements for Radian Guaranty in states that adopt the new Model Act in the future; and (iii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses or future prospects;

•	the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the Internal Revenue Service resulting from the examination of our 2000 through 2007 tax years, which we are currently contesting;

•	the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;

•	volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;

•	our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend, in part, on our ability to generate sufficient sustainable taxable income in future periods;

•	changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

•	our pending acquisition of Clayton Holdings LLC (“Clayton”), including: the potential to not fully realize the benefits anticipated from the acquisition, or to not realize such benefits during the anticipated time frame, including as a result of a loss of customers and/or employees; the potential inability to successfully integrate Clayton’s business with our business or the inability to complete such integration during the anticipated time frame; the inability or decision to not complete the acquisition, or to not complete the acquisition on a timely basis; the potential distraction of management time and attention; the risk that we are not able to finance the acquisition as anticipated, or that, if the financing efforts are successful, we are not able to utilize the funds raised efficiently in the event that we do not complete the acquisition.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Radian Group does not have any outstanding shares of preferred stock.

		Fiscal Years Ended December 31,
(in thousands)	Three Months Ended March 31, 2014	2013	2012	2011	2010	2009
Net earnings (loss) available for fixed charges	$222,877	(131,006)	(390,387)	431,519	(1,521,450)	(215,960)
Ratio of net earnings (loss) to fixed charges (B)	11.0x	(A)	(A)	6.8x	(A)	(A)

(A)	For the fiscal years ended December 31, 2013, 2012, 2010 and 2009, earnings were not adequate to cover fixed charges in the amount of $(131,006), $(390,387), $(1,521,450) and $(215,960).

(B)	Interest on tax accruals that are non-third party indebtedness are excluded from the calculation.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	senior, senior subordinated or subordinated debt securities;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities;

•	stock purchase contracts; and

•	units, each representing a combination of two or more of the foregoing securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Radian Group is authorized to issue a total of 505,000,000 shares of our capital stock, with a par value of $0.001 per share. Of the authorized amount, 485,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of March 31, 2014, there were 173,166,892 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

General.  Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDN.”

Voting Rights.  The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends.  Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Tax Benefit Preservation Strategy.  As part of our strategy to protect stockholder value by preserving important tax assets of the Company, our board of directors has adopted (1) a tax benefit preservation plan, (2) an amendment to our amended and restated bylaws, and (3) an amendment to our amended and restated certificate of incorporation. The tax benefit preservation plan and amendment to our amended and restated certificate of incorporation were both approved by our stockholders at our 2010 annual meeting of stockholders and re-approved by our stockholders at our 2013 annual meeting of stockholders. Pursuant to our tax benefit preservation plan, our board of directors authorized and declared one preferred share purchase right for each outstanding share of common stock. Any future issued shares of common stock will include an associated preferred share purchase right. Descriptions of the tax benefit preservation plan and the related bylaw and charter amendments are set forth in more detail below under “Anti-takeover Provisions – Other Transfer Restrictions.”

Liquidation and Distribution.  If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Description of Preferred Stock

General.  The preferred stock authorized under our amended and restated certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the preferred stock that may be desired. Subject to the limitation on the total number of shares of preferred stock that we have authority to issue under our amended and restated certificate of incorporation, the board of directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

•	the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. The following is a discussion of terms we expect to be generally applicable to the preferred stock that we may issue from time to time. The particular terms relating to a series of preferred stock that we offer pursuant to this prospectus, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such series of preferred stock.

Voting Rights.  If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights.  Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption.  A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

Conversion or Exchange Rights.  The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws.  Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities.

Our amended and restated certificate of incorporation and amended and restated bylaws provide:

•	that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then-outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors; and

•	transfer restrictions in the amended and restated bylaws and amended and restated certificate of incorporation that prohibit any person from transferring, directly or indirectly, any of the shares of common stock if the transfer would

¡	create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code (“Section 382”), or

¡	increase the stock ownership of any existing five-percent shareholder under Section 382.

These restrictions apply to all shares of our common stock issued after April 30, 2010, and to any shares of common stock owned, at the time of the stockholder vote to amend the amended and restated certificate of incorporation to include such transfer restrictions, by any stockholder who voted in favor of that amendment.

Restrictions on Ownership Under Insurance Laws.  The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally is presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law.  Section 203 of the Delaware General Corporation Law applies to Radian Group because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•	the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•	at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Other Transfer Restrictions.  On October 8, 2009, our board of directors adopted a Tax Benefit Preservation Plan (the “Plan”), which, as amended, was approved by our stockholders at our 2010 and 2013 annual stockholder meetings. We also adopted certain amendments to our amended and restated bylaws (“Bylaw Amendment”) and at our 2010 and 2013 annual meetings, our stockholders approved certain amendments to our amended and restated certificate of incorporation (“Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment were implemented in order to protect our ability to utilize our net operating losses (“NOLs”) and other tax assets, which can generally be used to offset our future taxable income and therefore reduce our U.S. federal income tax obligations, by preventing an “ownership change” under U.S. federal income tax rules. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382, collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. The provisions in the Plan, the Bylaw Amendment and the Charter Amendment restrict or discourage certain transfers of our common stock that would (1) create or result in a person becoming a five-percent shareholder under Section 382 or (2) increase the stock ownership of any existing five-percent shareholder under Section 382. The Plan, the Bylaw Amendment and the Charter Amendment will no longer be effective if the Plan and the Charter Amendment are not re-approved every three years by a majority of our stockholders at our annual meeting of stockholders. If the Plan is not re-approved, it will terminate, and if the Charter Amendment is not re-approved, the transfer restrictions in the Charter Amendment and the Bylaw Amendment will terminate. Our stockholders re-approved the Plan and the Charter Amendment at our 2013 annual meeting of stockholders. Assuming they are not terminated before then, the next time we are required to submit the Plan and Charter Amendment for re-approval by our stockholders will be in connection with the 2016 annual meeting of stockholders. Our board of directors also considers, at least annually, whether a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company. If it makes such a determination, the Plan and the transfer restrictions will terminate, as described below.

The rules for determining ownership for the purposes of the Plan, the Bylaw Amendment, and the Charter Amendment track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. In particular, ownership for Section 382 purposes is determined primarily by an economic test, while the definition of beneficial ownership under the federal securities laws focuses generally on the right to vote or control the disposition of the shares. For example, different portfolios in a single mutual fund complex or groups of customers advised by the same investment advisor would normally not be aggregated for Section 382 purposes even though they may be aggregated for determining beneficial ownership under SEC rules and reporting requirements. Consequently, although the Section 382 definition of ownership is different from and generally is narrower than the definition of beneficial ownership under the federal securities laws, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Plan, the Bylaw Amendment, and the Charter Amendment, which may lead to ambiguity for such investor. For purposes of Section 382 and under the Plan, the Bylaw Amendment and the Charter Amendment, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions.

Pursuant to the Plan, our board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. Any future issued shares of common stock will include an associated Right for so long as the Plan remains in effect. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person”—by becoming the owner (for Section 382 purposes) of 4.90% or more of our outstanding common stock or by adding to a position of 4.90% or more of our outstanding common stock. If the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, and transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. The Plan also provides for other methods of exercise or exchange in the discretion of our board of directors.

Both the Bylaw Amendment and the Charter Amendment impose substantially similar transfer restrictions designed to protect our important tax assets. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (1) create or result in a person becoming a Section 382 five-percent shareholder or (2) increase the stock ownership of any such existing Section 382 five-percent shareholder. Transfers that violate the provisions of the Bylaw Amendment or Charter Amendment will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by us, to transfer the excess shares to our designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which our securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by our board of directors.

The Bylaw Amendment imposes these transfer restrictions on our shares of common stock issued after the effective date of the amendment, including any shares of common stock issued pursuant to this registration statement and any shares of common stock issued upon conversion or exchange of securities issued pursuant to this registration statement. The Charter Amendment is enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment was approved. We intend to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to our reasonable satisfaction. In certain circumstances, we also intend to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to our satisfaction, that such stockholder did not vote in favor of the Charter Amendment. However, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Charter Amendment, and a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. However, as Radian Group currently intends to retain the Plan in place, it is unlikely that any investor will seek to exceed the limits included in the Plan and so will not likely have any reason to challenge the Charter Amendment.

The Plan, the Bylaw Amendment and the Charter Amendment are intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the Plan and transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•	the date Section 382 or any successor statute is repealed, if our board of directors determines that the Plan or the transfer restrictions are no longer necessary for the preservation of our tax benefits;

•	such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually; or

•	the close of business on the second business day after the adjournment of the third consecutive annual meeting of the Company’s stockholders after the Charter Amendment in the Plan was most recently approved or re-approved by the stockholders of the Company unless re-approved at that meeting.

In addition, the Plan will expire on the close of business on October 9, 2019 (unless that date is advanced or extended).

Our board of directors has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Plan, and in the Bylaw Amendment and the Charter Amendment, if our board of directors determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

The above discussion of the Plan, and the related Bylaw Amendment and the Charter Amendment is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of the Plan, the Bylaw Amendment and the Charter Amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare, Inc.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings from time to time. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by the GSEs. In addition, the expense-sharing arrangements between us and our insurance subsidiaries have been approved by applicable state insurance departments, and such approvals are subject to change at any time.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us.

Because we are a holding company, we rely on dividends from, and permitted payments under tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts.  The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements.  The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

•	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

•	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, the right, if any, of the Company to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the securities of the series and the indenture may be served and notices to holders will be published;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at the option of the Company and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

•	the right or the obligation, if any, of the Company to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at the election of the Company or a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

•	if other than the principal amount thereof, the portion of the principal amount of such securities of the series which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any securities of the series will be payable;

•	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

•	any deletions from, modifications of or additions to the events of default or covenants of the Company pertaining to the securities of the series;

•	under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

•	the forms of the securities of the series;

•	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;

•	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

•	if the securities of the series will be issued in whole or in part in global form, (A) the depositary for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

•	the designation of the depositary with respect to the securities of the series;

•	any restrictions on the registration, transfer or exchange of the securities of the series;

•	if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the securities of the series will be convertible into or for other securities or property of the Company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other securities or property of the Company;

•	whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

•	any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable regulations of the U.S. Department of the Treasury promulgated under the Internal Revenue Code, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants.  We will agree in the indentures with respect to any series of debt securities to:

•	pay the principal, interest and any premium on the securities of the series when due;

•	maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

•	prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

•	deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•	unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets.  We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•	the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case,

•	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of the Company’s assets.

Satisfaction and Discharge.  Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

•	all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•	the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance.  Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

•	to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

•	we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

¡	cash in United States dollars;

¡	non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

¡	a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

•	we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-

related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

Information Concerning the Trustee.  The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities.  The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer.  Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities.  Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default.  The following, among others, are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•	we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities.  As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.

Subordination.  Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default.  The following, among others, may be events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•	we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished , or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities.  The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination.  Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and

•	different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default.  The following, among others, may be events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•	we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments.  Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•	there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

•	the price or prices at which the rights may be exercised to purchase the securities underlying them;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and the related offering in respect of which this prospectus is being delivered. Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares or it may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz or such other counsel to be named in the prospectus supplement relating to such securities. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Radian Group Inc.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our web site at www.radian.biz. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 7, 2014;

•	the description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description;

•	the description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, the amendments set forth on Form 8-A/A filed on May 4, 2010 and in any and all amendments and reports filed for the purpose of updating that description; and

•	any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600